File Pursuant to Rule 424(b)(5)
Registration No. 333-170622

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 23, 2010)

$33,000,000

7.50% Senior Notes Due April 15, 2020

First PacTrust Bancorp, Inc., or First PacTrust, is offering and selling 7.50% Senior Notes due April 15, 2020. The notes will be issued in denominations of $25 and integral multiples of $25 in excess thereof, will mature on April 15, 2020 and will bear interest at a fixed rate of 7.50% per year. Interest on the notes will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning July 15, 2012.

The notes will be unsecured obligations of ours and will rank equally with all our existing and future unsecured indebtedness and senior in right of payment to any of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the notes. Because First PacTrust is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings to us by our subsidiaries, and funds raised from borrowings or in the capital markets. Accordingly, our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of our subsidiaries’ creditors.

We may, at our option, on April 15, 2015, or on any scheduled interest payment date thereafter, redeem some or all of the notes as described in “Description of Notes—Optional Redemption.” There is no sinking fund for the notes. We have applied to list the notes on the NASDAQ Global Market. We expect trading in the notes on NASDAQ to begin within 30 days of April 23, 2012, the original issue date. We may from time to time purchase the notes in the open market or otherwise.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6.

The notes are not deposits or obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discounts and Commissions	Proceeds to First PacTrust(2)
Per note	100.00%	4.00%	96.00%
Total	$33,000,000	$1,320,000	$31,680,000

(1)	Plus accrued interest, if any, from April 23, 2012.
(2)	Before deducting expenses of the offering.

It is expected that delivery of the notes in book-entry form only will be made through the facilities of The Depository Trust Company on or about April 23, 2012 against payment therefor in immediately available funds.

Sole Book-Running Manager

D.A. Davidson & Co.	Sterne Agee	Wunderlich Securities

Co-Lead Managers

FIG Partners, LLC

Co-Manager

April 18, 2012

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this notes offering. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters are offering to sell the notes, and seeking offers to buy the notes, only in jurisdictions where offers and sales are permitted.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus supplement or any sales of the notes.

In this prospectus supplement and the accompanying prospectus, references to “First PacTrust,” “we,” “our” and “us” mean First PacTrust Bancorp, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference in them includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words “may,” “will,” “should,” “could,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “potential,” or “project” and similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement for the Company’s pending acquisition of Gateway, as defined herein, or the merger agreement for the Company’s pending merger with Beach, as defined herein;

•

the inability to complete the Beach or Gateway transaction described in this prospectus supplement and in the documents incorporated by reference herein due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approvals;

•

risks that the Beach or Gateway transaction disrupts current plans and operations, the potential difficulties in customer and employee retention as a result of the pending transactions and the amount of the costs, fees, expenses and charges related to the proposed transactions;

•	continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets;

•

the credit risks of lending activities, which may be affected by further deterioration in the real estate markets, may lead to increased loan delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses and require us to materially increase our loan loss reserves;

•	the quality and composition of our securities portfolio;

•	changes in general economic conditions, either nationally or in our market areas;

•	changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area;

•

results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business, including changes in the interpretation of regulatory capital or other rules;

•	our ability to control operating costs and expenses;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges;

•	errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation;

•	the network and computer systems on which we depend could fail or experience a security breach;

•	our ability to attract and retain key members of our senior management team;

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•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and saving habits;

•	adverse changes in the securities markets;

•	earthquake, fire or other natural disasters affecting the condition of real estate collateral;

•	the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions;

•	inability of key third-party providers to perform their obligations to us;

•

changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;

•	war or terrorist activities; and

•

other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus supplement or the documents incorporated by reference herein.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the Securities and Exchange Commission, or the SEC. Such developments could have an adverse impact on our financial position and results of operations.

The forward-looking statements are based on our management’s beliefs and assumptions and are made as of the date of this prospectus supplement (or, in the case of such statements contained in the accompanying prospectus, or document incorporated by reference, as of the date on the front of such prospectus or document). We undertake no obligation to publicly update or revise any forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains a website at http://www.sec.gov that contains information we file electronically with the SEC.

We have filed a Registration Statement on Form S-3 (File No. 333-170622) with the SEC regarding the securities offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement or in the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements made in this prospectus supplement pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and we qualify those statements in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC’s public reference room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (File Number 000-49806) (excluding, in each case, information deemed to be furnished and not filed with the SEC) after the date of this prospectus supplement until the completion of this offering. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 30, 2012, as amended on Form 10-K/A filed on April 17, 2012;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2012, February 28, 2012, March 2, 2012, March 8, 2012, April 5, 2012 and April 10, 2012; and

•

the information set forth under the captions “Stock Ownership,” “Proposal 1—Election of Directors,” “Director Compensation,” “Business Relationships and Transactions with Executive Officers and Directors and Related Persons,” “Board of Directors’ Meetings and Committee and Corporate Governance Matters,” and “Compensation of Executive Officers” our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2011.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus supplement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus supplement incorporates. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at Investor Relations, First PacTrust Bancorp, Inc., 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, telephone number (949) 236-5211.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information. The agreements may contain representations and warranties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012, incorporated by reference herein, before making a decision to invest in the notes.

First PacTrust

We are a unitary savings and loan holding company incorporated in the state of Maryland, primarily engaged in the business of planning, directing and coordinating the business activities of our wholly owned subsidiary, Pacific Trust Bank, a federally chartered savings bank, referred to herein as the Bank. We are headquartered in Irvine, California and currently have 15 banking offices including 11 full-service deposit taking branches, 3 limited-service deposit gathering branches and one loan production office, primarily serving San Diego, Riverside, Orange and Los Angeles Counties, California. The Bank is a 71-year-old, community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. The Bank’s principal business consists of attracting retail deposits from the general public and investing these funds primarily in permanent loans secured by first mortgages on owner-occupied, one- to four-family residences and a variety of consumer loans. The Bank also originates loans secured by multi-family and commercial real estate and, to a lesser extent, commercial business loans.

At December 31, 2011, we had total assets of $999.0 million, an increase of $137.4 million, or 15.9%, from year-end 2010. 2011 loan growth included $199.1 million of new production at an average yield of 5.3%. Our loans receivable, net of valuation allowances, increased by $97.4 million, or 14.4%, to $775.6 million over the same period. Additionally, over that period, our total deposits increased by $140.0 million, or 21.7%, to $786.3 million at December 31, 2011. For the year ended December 31, 2011, we reported total shareholders’ equity of $184.5 million, an increase of $48.5 million, or 35.6%, and a net loss of $2.7 million due largely to the establishment of additional reserves and realization of losses on legacy other real estate owned. For the year ended December 31, 2010, we had pre-tax, pre-provision earnings of $9.1 million, adjusted for other real estate owned, or OREO, charges.1 As of December 31, 2011, we held Tier 1 equity of $185.0 million, and fourth quarter Tier-1, Tier-1 Risk-Based and Total Risk-Based capital ratios of 18.5%, 24.5% and 25.7%, respectively.2 As of December 31, 2011, our pro forma Tier-1, Tier-1 Risk-Based and Total Risk-Based capital ratios, which give effect to the Gateway and the Beach transactions, as described in “—Recent Developments,” were 12.4%, 16.2% and 17.0%, respectively. As of December 31, 2011, the Bank remained “well capitalized,” with fourth quarter Tier-1, Tier-1 Risk-Based and Total Risk-Based capital ratios of 13.1%, 17.3% and 18.6%, respectively.

Our goal is to be the premier community bank in southern California, serving the needs of growing families, high net worth individuals, professionals and small to mid-sized businesses and their owners. Toward this end, we recently adopted a new business plan aimed at completing our transformation from a traditional thrift to a full-service community bank through a combination of organic growth and acquisitions. Our first step in executing that plan was the completion in November 2010 of a $60.0 million common stock offering, which

[1]	For a reconciliation to our net income for the year ended December 31, 2010, see note (1) in “Selected Historical Financial Data.”
[2]	First PacTrust is not required to maintain any regulatory capital ratios and any ratios shown are only as if First PacTrust had to maintain regulatory capital similar to the rules applicable to and governing its subsidiary, Pacific Trust Bank.

enabled us to repay in full the funds received under the U.S. Treasury’s Capital Purchase Program and repurchase the warrant we issued to the U.S. Treasury. That transaction also facilitated the recruitment of our current senior management team, including our President and Chief Executive Officer, Gregory A, Mitchell, and an experienced team of community bankers who have demonstrated expertise in executing business strategies built on strong organic growth supported by mergers and acquisitions.

Our principal executive offices are located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612. Our telephone number is (949) 236-5211. Our internet address is www.firstpactrustbancorp.com. Information contained on or accessible from our website is not incorporated into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Gateway Bancorp Acquisition

On June 3, 2011, we entered into a definitive agreement to acquire Gateway Bancorp, or Gateway, the holding company for Gateway Business Bank, for an aggregate purchase price of up to $17 million in cash, which we intend to finance with cash on hand. At December 31, 2011, Gateway Business Bank had total assets of $201.6 million, total loans of $144.0 million and total deposits of $173.2 million. The acquisition includes Mission Hills Mortgage Bankers, the mortgage banking operating division of Gateway Business Bank. Mission Hills has originated over $5.5 billion of mostly prime mortgage loans since 2006, a majority of which have been sold servicing-released through correspondent relationships with money center banks. Gateway Business Bank currently operates two full service branches in Laguna Hills and Lakewood, California. Mission Hills Mortgage Bankers operates 23 retail mortgage production offices throughout California, Oregon, Washington and Arizona.

Completion of the transaction is subject to certain conditions, including regulatory approval. We expect to complete the transaction in 2012, although we cannot assure you that the transaction will close on such timetable or at all.

Beach Business Bank Acquisition

On August 30, 2011, we entered into a definitive agreement to acquire Beach Business Bank, or Beach. At December 31, 2011, Beach had total assets of $305.1 million, total loans of $261.0 million and total deposits of $251.1 million. Beach currently operates three full-service branches in Los Angeles County and Orange County of California.

Pursuant to the merger agreement, each share of Beach common stock will be converted into (1) 0.33 of a share of our common stock, subject to certain adjustments, and (2) $4.61 in cash. In certain circumstances, including if the average value of a share of our common stock is less than $13.50 for a period of time prior to the closing of the merger (as defined in the merger agreement), the merger will be restructured and each share of Beach common stock will be converted into (1) $9.12 in cash and (2) one warrant to purchase 0.33 of a share of our common stock at an exercise price of $14.00 per share of our common stock, exercisable for one year following completion of the merger. As of April 18, 2012, the closing share price of our common stock was $10.77 per share as reported on the NASDAQ Global Market. Because the merger was not completed on or before April 2, 2012 due to the failure to obtain required regulatory approvals, the aggregate consideration payable to Beach shareholders will be increased by $100,000 for each month beginning on February 1, 2012 until the merger is completed. However, this additional consideration will not exceed the net income of Beach during the period beginning on February 1, 2012 and ending on the date of the completion of the merger. We will have the option to deliver this increase to the merger consideration in cash, shares of our common stock or any combination thereof, unless the merger is restructured as described in the second sentence of this paragraph, in which case such increase will be paid in cash. We plan to finance the cash portion of the merger consideration with cash on hand. The shareholders of Beach have approved the merger, and the merger is expected to close during the second quarter of 2012 following the receipt of regulatory approvals and satisfaction of other customary conditions, although we cannot assure you that the transaction will close on such timetable or at all.

At the completion of the acquisitions of Gateway and Beach, the combined company is expected to operate through 19 bank branch locations throughout Southern California (including Los Angeles, Orange, Riverside and San Diego Counties) and 27 loan production offices in California, Oregon, Washington and Arizona.

If the Beach merger is completed, we will cease being a unitary thrift holding company and will become a bank holding company instead. Once we become a bank holding company, we will be subject to bank holding company capital requirements. In our capacity as a bank holding company, we will be primarily engaged in the business of planning, directing and coordinating the business activities of two wholly owned FDIC-insured depository institutions, the Bank, a federally chartered savings bank, and Beach, a California-chartered state bank.

Preferred Shares Issued to the Treasury Under the Small Business Lending Fund

On August 30, 2011, as part of the Small Business Lending Fund, or SBLF, program of the United States Department of the Treasury, or Treasury, we entered into a Small Business Lending Fund-Securities Purchase Agreement, or Purchase Agreement with the Secretary of the Treasury, pursuant to which we sold 32,000 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, or the SBLF Preferred Stock, having a liquidation preference of $1,000 per share, to Treasury for a purchase price of $32 million. The SBLF is a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The SBLF Preferred Stock qualifies as Tier 1 capital. The holder of SBLF Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011. The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first ten quarters during which the SBLF Preferred Stock is outstanding, based upon changes in the amount of “Qualified Small Business Lending,” (as defined in the Purchase Agreement), or QSBL, of the Bank from a “baseline” level (the average of the bank’s quarter-end QSBL for the four quarters ended June 30, 2010).

The SBLF Preferred Stock is non-voting, except in limited circumstances. The SBLF Preferred Stock may be redeemed in whole or in part at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus any unpaid dividends for the current dividend period to, but excluding, the date of redemption, subject to the approval of its federal banking regulator. The SBLF Preferred Stock is not subject to any restrictions on transfer.

Director Compensation

In mid-2011, in light of the significantly increased time commitment and demands associated with serving on our board of directors following the completion of the Company’s recapitalization, and in the interest of continuing to attract and retain qualified director candidates, the Compensation Committee of our board of directors, with the assistance of independent compensation consultants, reviewed the compensation paid to our directors. As a result of this review, the Compensation Committee has recommended certain modifications to our director compensation programs, including increasing the aggregate compensation levels available under such programs, reducing the cash component and increasing the equity component of such programs. The Company’s board of directors implemented these recommendations at a meeting of the board held on October 24, 2011, and resolved that the modifications would apply retroactively to May 25, 2011, the date of the 2011 Annual Meeting of the Company’s shareholders.

Risk Factors

Investing in the notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-6 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012, as well as all other information included in this prospectus, including the documents incorporated by reference in this prospectus.

The Offering

In this section, “The Offering,” the “Company,” “we,” “our,” or “us” refer only to First PacTrust Bancorp, Inc. and not to any of its subsidiaries.

Issuer	First PacTrust Bancorp, Inc.

Securities Offered	$33,000,000 aggregate principal amount of 7.50% Senior Notes due April 15, 2020.

Maturity Date	April 15, 2020

Issue Price	$25.00 per note plus accrued interest, if any, from the date of issuance.

Interest	We will pay interest on the notes quarterly in arrears on January 15, April 15, July 15 and October 15 of each year beginning July 15, 2012, at a rate of 7.50% per annum.

Ranking	The notes will be unsecured obligations of the Company and will rank equally with all our existing and future unsecured and indebtedness and senior in right of payment to any of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the notes.

Because First PacTrust is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings to us by our subsidiaries, and funds raised from borrowings or in the capital markets. Accordingly, our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of our subsidiaries’ creditors.

At December 31, 2011, our subsidiaries had outstanding indebtedness and other liabilities (excluding deposits in the Bank) aggregating approximately $28.2 million. The Bank had $786.3 million in deposit liabilities at that date.

Redemption	We may, at our option, on April 15, 2015, or on any scheduled interest payment date thereafter, redeem some or all of the notes as described in “Description of the Notes—Optional Redemption.”

Certain Covenants	We will issue the notes under an indenture (or the indenture) to be dated the issuance date between us and U.S. Bank National Association (as supplemented by a supplemental indenture with respect to the notes). The indenture includes several covenants which will, among other things, restrict our ability and the ability of our subsidiaries to dispose of or incur liens on the voting stock of certain subsidiaries.

For more details, see the section in this prospectus supplement entitled “Description of the Notes—Covenants.”

Trustee	U.S. Bank National Association will act as trustee under the indenture.

Use of Proceeds	We estimate that the net proceeds from the sale of the notes will be approximately $31,180,000 million after deducting the underwriting discount and estimated expenses payable by us. We intend to retain the majority of the net proceeds from this offering at First PacTrust for possible acquisitions, support of organic growth, investments in, or extensions of credit to, our subsidiaries, investments in securities and for general corporate purposes. For more details, see the section in this prospectus supplement under the heading “Use of Proceeds.”

Denomination; Form	The notes will be issued only in fully registered form, without coupons, in denominations of $25 and integral multiples of $25. Each of the notes will be evidenced by one or more global notes deposited with the trustee for the notes, as custodian for the Depository Trust Company, or DTC. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of the Notes—General and Book-Entry, Delivery and Form.”

Listing	We have applied to list the notes on the NASDAQ Global Market. We expect trading in the notes to begin within 30 days of April 23, 2012, the original issue date.

Governing Law	The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.

Risk Factors	Investing in the notes involves risks. Before deciding whether to invest in the notes, you should carefully consider the information set forth in the section of the prospectus supplement entitled “Risk Factors” beginning on page S-6, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

RISK FACTORS

An investment in the notes involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should carefully consider the risks described below, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. The risks described below are not the only risks applicable to us. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

Risks Relating to Our Business and Operating Environment

Our business strategy includes significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

We intend to pursue an organic and acquisition growth strategy for our business. We regularly evaluate potential acquisitions and expansion opportunities. If appropriate opportunities present themselves, we expect to engage in selected acquisitions of financial institutions, branch acquisitions and other business growth initiatives or undertakings. There can be no assurance that we will successfully identify appropriate opportunities, that we will be able to negotiate or finance such activities or that such activities, if undertaken, will be successful.

There are risks associated with our growth strategy. To the extent that we grow through acquisitions, we cannot ensure that we will be able to adequately or profitably manage this growth. Acquiring other banks, branches or other assets, as well as other expansion activities, involves various risks including the risks of incorrectly assessing the credit quality of acquired assets, encountering greater than expected costs of integrating acquired banks or branches into the Bank, the risk of loss of customers and/or employees of the acquired institution or branch, executing cost savings measures, not achieving revenue enhancements and otherwise not realizing the transaction’s anticipated benefits. Our ability to address these matters successfully cannot be assured. In addition, our strategic efforts may divert resources or management’s attention from ongoing business operations, may require investment in integration and in development and enhancement of additional operational and reporting processes and controls, and may subject us to additional regulatory scrutiny.

Our growth initiatives may also require us to recruit experienced personnel to assist in such initiatives. Accordingly, the failure to identify and retain such personnel would place significant limitations on our ability to successfully execute our growth strategy. In addition, to the extent we expand our lending beyond our current market areas, we could incur additional risks related to those new market areas. We may not be able to expand our market presence in our existing market areas or successfully enter new markets.

If we do not successfully execute our acquisition growth plan, it could adversely affect our business, financial condition, results of operations, reputation and growth prospects. In addition, if we were to conclude that the value of an acquired business had decreased and that the related goodwill had been impaired, that conclusion would result in an impairment of goodwill charge to us, which would adversely affect our results of operations. While we believe we will have the executive management resources and internal systems in place to successfully manage our future growth, there can be no assurance growth opportunities will be available or that we will successfully manage our growth.

We may fail to realize all of the anticipated benefits of our pending acquisition of Gateway.

On June 3, 2011, we entered into a definitive agreement to acquire all of the outstanding stock of Gateway, the holding company for Gateway Business Bank. The closing of the transaction is subject to the satisfaction of certain conditions, including the receipt of all necessary or advisable regulatory approvals. No assurance can be given as to when or whether these approvals will be received. The success of our pending acquisition of Gateway will depend on, among other things, our ability to realize anticipated cost savings and to combine the businesses of the Bank and Gateway Business Bank in a manner that does not materially disrupt the existing customer relationships of either institution or result in decreased revenues from our respective customers. If we are not able to successfully achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

The Bank and Gateway have operated and, until the completion of the merger of the two institutions, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each institution’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers, depositors and employees or to achieve the anticipated benefits of the acquisition. Integration efforts between the two institutions will also divert management attention and resources. These integration matters could have an adverse effect on the combined institution following completion of the acquisition.

One of the anticipated benefits of the Gateway acquisition is the diversification of our revenue stream through non-interest income realized from the mortgage banking operations of Mission Hills Mortgage Bankers, a division of Gateway Business Bank. Most of the revenues generated by Mission Hills come from gains on the sale of single-family mortgage loans pursuant to programs currently offered by Fannie Mae, Freddie Mac and investors other than government sponsored enterprises on a servicing-released basis. These entities account for a substantial portion of the secondary market in residential mortgage loans. Any future changes in these programs, reduction in number of entities to sell to, eligibility to participate in such programs, the criteria for loans to be accepted or laws that significantly affect the activity of such entities could, in turn, materially reduce the revenues generated by Mission Hills. Further, in a rising or higher interest rate environment, originations of mortgage loans may decrease, resulting in fewer loans that are available to be sold to investors. This would result in a decrease in mortgage banking revenues and a corresponding decrease in our non-interest income following the Gateway acquisition. Our post-acquisition results of operations also will be affected by the amount of non-interest expense associated with mortgage banking activities, such as salaries and employee benefits, occupancy, equipment and data processing expense and other operating costs. During periods of reduced loan demand, our results of operations may be adversely affected to the extent that we are unable to reduce expenses commensurate with the decline in loan originations.

We may fail to realize all of the anticipated benefits of our pending acquisition of Beach.

On August 30, 2011, we entered into a merger agreement to acquire Beach. The closing of the transaction is subject to the satisfaction of certain conditions, including the receipt of all necessary or advisable regulatory approvals. No assurance can be given as to when or whether these approvals will be received. The success of our pending acquisition of Beach will depend on, among other things, our ability to realize anticipated cost savings and to combine the businesses of the Bank and Beach in a manner that does not materially disrupt the existing customer relationships of either institution or result in decreased revenues from our respective customers. If we are not able to successfully achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

The Bank and Beach have operated and, until the completion of the merger of the two institutions, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each institution’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers, depositors and employees or to achieve the anticipated benefits of the acquisition. Integration efforts between the two institutions will also divert management attention and resources. These integration matters could have an adverse effect on the combined institution following completion of the acquisition.

Our financial condition and results of operations are dependent on the economy, particularly in the Bank’s market area. The current economic conditions in the market areas we serve may continue to impact our earnings adversely and could increase the credit risk of our loan portfolio.

Our primary market area is concentrated in the greater San Diego market area. Adverse economic conditions in that market area can reduce our rate of growth, affect our customers’ ability to repay loans and adversely impact our financial condition and earnings. General economic conditions, including inflation, unemployment and money supply fluctuations, also may affect our profitability adversely. Weak economic conditions and ongoing strains in the financial and housing markets have resulted in higher levels of loan delinquencies, problem assets and foreclosures and a decline in the values of the collateral securing our loans.

A further deterioration in economic conditions in the market areas we serve could result in the following consequences, any of which could have a material adverse effect on our business, financial condition and results of operations:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for our loans may further decline in value; and

•	the amount of our low-cost or non-interest-bearing deposits may decrease.

We cannot accurately predict the effect of the weakness in the national economy on our future operating results or the market price of our voting common stock.

The national economy in general and the financial services sector in particular are currently facing challenges of a scope unprecedented in recent history. We cannot accurately predict the severity or duration of the current economic downturn, which has adversely impacted the markets we serve. Any further deterioration in national or local economic conditions would have an adverse effect, which could be material, on our business, financial condition, results of operations and prospects, and could also cause the market price of our voting common stock to decline. While it is impossible to predict how long these conditions may exist, the current economic downturn could present substantial risks for some time for the banking industry and for us.

Our allowance for loan losses may prove to be insufficient to absorb probable incurred losses in our loan portfolio.

Lending money is a substantial part of our business. Every loan carries a certain risk that it will not be repaid in accordance with its terms or that any underlying collateral will not be sufficient to assure repayment. This risk is affected by, among other things:

•	cash flow of the borrower and/or the project being financed;

•	in the case of a collateralized loan, the changes and uncertainties as to the future value of the collateral;

•	the credit history of a particular borrower;

•	changes in economic and industry conditions; and

•	the duration of the loan.

We maintain an allowance for loan losses which we believe is appropriate to provide for probable incurred losses in our loan portfolio. The amount of this allowance is determined by our management through a periodic review and consideration of several factors, including, but not limited to:

•	an ongoing review of the quality, size and diversity of the loan portfolio;

•	evaluation of non-performing loans;

•	historical default and loss experience;

•	historical recovery experience;

•	existing economic conditions;

•	risk characteristics of the various classifications of loans; and

•	the amount and quality of collateral, including guarantees, securing the loans.

If our loan losses exceed our allowance for probable incurred loan losses, our business, financial condition and profitability may suffer.

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires us to make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and the loss and delinquency experience, and evaluate economic conditions and make significant estimates of current credit risks and future trends, all of which may undergo material changes. If our estimates are incorrect, the allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in the need for additions to our allowance through an increase in the provision for loan losses. Continuing deterioration in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for loan losses. Our allowance for loan losses was 1.62% of gross loans held for investment and 66.38% of nonperforming loans at December 31, 2011. In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different than that of management. If charge-offs in future periods exceed the allowance for loan losses, we will need additional provisions to increase the allowance for loan losses. Any increases in the provision for loan losses will result in a decrease in net income and may have a material adverse effect on our financial condition and results of operations.

Our business may be adversely affected by credit risk associated with residential property and declining property values.

At December 31, 2011, $563.0 million, or 71.5% of our total gross loan portfolio, was secured by single-family mortgage loans and home equity lines of credit. This type of lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. The decline in residential real estate values as a result of the downturn in the California housing markets has reduced the value of the real estate collateral securing these types of loans and increased the risk that we would incur losses if borrowers default on their loans. Residential loans with high combined loan-to-value ratios generally will be more sensitive to declining property values than those with lower combined loan-to-value ratios and therefore may experience a higher incidence of default and severity of losses. In addition, if the borrowers sell their homes, the borrowers may be unable to repay their loans in full from the sale proceeds. As a result, these loans may experience higher rates of delinquencies, defaults and losses, which will in turn adversely affect our financial condition and results of operations.

Our loan portfolio possesses increased risk due to our level of adjustable rate loans.

A substantial majority of our real estate secured loans held are adjustable-rate loans. Any rise in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans, increasing the possibility of defaults that may adversely affect our profitability.

Our non-traditional, interest-only single-family residential loans expose us to increased lending risk.

Many of the residential mortgage loans we have originated for investment consisted of non-traditional single family loans that do not conform to Fannie Mae or Freddie Mac underwriting guidelines as a result of characteristics of the borrower or property, the loan terms, loan size or exceptions from agency underwriting guidelines, including our Green Account loans. The Green Account is a first mortgage line of credit with an associated “clearing account” that allows all types of deposits and withdrawals to be performed, including direct deposit, check, debit card, ATM, ACH debits and credits, and internet banking and bill payment transactions. At December 31, 2011, we had $247.5 million of Green Account loans, which represented 31.4% of our gross loan portfolio as of that date. Green Account home equity loans generally have a fifteen year draw period with interest-only payment requirements, a balloon payment requirement at the end of the draw period and a maximum 80% loan to value ratio. In addition to the Green Account loans, we had other interest-only single family residential mortgage loans totaling $125.6 million at December 31, 2011, representing 15.95% of our gross loan portfolio as of that date, and single family residential negative amortization loans (a loan in which accrued interest exceeding the required monthly loan payment may be added to loan principal) totaling $21.5 million, representing 2.73% of our gross loan portfolio as of December 31, 2011. We ceased originating negative amortization loans in 2006.

In the case of interest-only loans, a borrower’s monthly payment is subject to change when the loan converts to fully-amortizing status. Since the borrower’s monthly payment may increase by a substantial amount even without an increase in prevailing market interest rates, the borrower might not be able to afford the increased monthly payment. In addition, interest-only loans have a large, balloon payment at the end of the loan term, which the borrower may be unable to pay. Negative amortization involves a greater risk to us because credit risk exposure increases when the loan incurs negative amortization and the value of the home serving as collateral for the loan does not increase proportionally. Negative amortization is only permitted up to 110% of the original loan to value ratio during the first five years the loan is outstanding, with payments adjusting periodically as provided in the loan documents, potentially resulting in higher payments by the borrower. The adjustment of these loans to higher payment requirements can be a substantial factor in higher loan delinquency levels because the borrowers may not be able to make the higher payments. Also, real estate values may decline, and credit standards may tighten in concert with the higher payment requirement, making it difficult for borrowers to sell their homes or refinance their loans to pay off their mortgage obligations. For these reasons, interest-only loans and negative amortization loans are considered to have an increased risk of delinquency, default and foreclosure than conforming loans and may result in higher levels of realized losses. Furthermore, these loans are not as readily saleable as loans that conform to agency guidelines and often can be sold only after discounting the amortized value of the loan. As of December 31, 2011, 0.53% of our interest-only loans, totaling $2.0 million, were in non-performing status.

Our income property loans, consisting of commercial and multi-family real estate loans, involve higher principal amounts than other loans and repayment of these loans may be dependent on factors outside our control or the control of our borrowers.

We originate commercial and multi-family real estate loans for individuals and businesses for various purposes, which are secured by commercial properties. These loans typically involve higher principal amounts than other types of loans, and repayment is dependent upon income generated, or expected to be generated, by the property securing the loan in amounts sufficient to cover operating expenses and debt service, which may be adversely affected by changes in the economy or local market conditions. For example, if the cash flow from the borrower’s project is reduced as a result of leases not being obtained or renewed, the borrower’s ability to repay the loan may be impaired. Commercial and multifamily real estate loans also expose us to greater credit risk than loans secured by residential real estate because the collateral securing these loans typically cannot be sold as easily as residential real estate. In addition, many of our commercial and multifamily real estate loans are not fully amortizing and contain large balloon payments upon maturity. Such balloon payments may require the borrower to either sell or refinance the underlying property in order to make the payment, which may increase the risk of default or non-payment.

If we foreclose on a commercial and multi-family real estate loan, our holding period for the collateral typically is longer than for residential mortgage loans because there are fewer potential purchasers of the collateral. Additionally, commercial and multi-family real estate loans generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, if we make any errors in judgment in the collectability of our commercial and multi-family real estate loans, any resulting charge-offs may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios. As of December 31, 2011, our commercial and multi-family real estate loans totaled $220.3 million, or 28.0% of our total gross loan portfolio.

If our investments in real estate are not properly valued or sufficiently reserved to cover actual losses, or if we are required to increase our valuation reserves, our earnings could be reduced.

We obtain updated valuations in the form of appraisals and broker price opinions when a loan has been foreclosed upon and the property is taken in as other real estate owned (OREO), and at certain other times during the asset’s holding period. Our net book value (NBV) in the loan at the time of foreclosure and thereafter is compared to the updated market value (fair value) of the foreclosed property less estimated selling costs. A charge-off is recorded for any excess in the asset’s NBV over its fair value. If our valuation process is incorrect, the fair value of our investments in real estate may not be sufficient to recover our NBV in such assets, resulting in the need for additional charge-offs. Additional material charge-offs to our investments in real estate could have a material adverse effect on our financial condition and results of operations. Our bank regulator periodically reviews our REO and may require us to recognize further charge-offs. Any increase in our charge-offs, as required by such regulator, may have a material adverse effect on our financial condition and results of operations.

Other-than-temporary impairment charges in our investment securities portfolio could result in losses and adversely affect our continuing operations.

As of December 31, 2011, the Company’s investment securities portfolio consisted of fifty-four securities, thirty-seven of which were in an unrealized loss position. The majority of unrealized losses are related to the Company’s private label residential mortgage-backed securities, as discussed below.

The Company’s private label residential mortgage-backed securities that are in a loss position had a fair value of $73.1 million with unrealized losses of approximately $1.9 million at December 31, 2011. These non-agency private label residential mortgage-backed securities were rated AAA at purchase and are not within the scope of ASC 325. The Company monitors to ensure it has adequate credit support and as of December 31, 2011, the Company believes there is no other than temporary impairment (OTTI) and did not have the intent to sell these securities and it is likely that it will not be required to sell the securities before their anticipated recovery.

We closely monitor our investment securities for changes in credit risk. The valuation of our investment securities also is influenced by external market and other factors, including implementation of SEC and Financial Accounting Standards Board guidance on fair value accounting. Accordingly, if market conditions deteriorate further and we determine our holdings of other investment securities are OTTI, our future earnings, shareholders’ equity, regulatory capital and continuing operations could be materially adversely affected.

Rising interest rates may hurt our profits.

To be profitable, we have to earn more money in interest that we receive on loans and investments than we pay to our depositors and lenders in interest. If interest rates rise, our net interest income and the value of our assets could be reduced if interest paid on interest-bearing liabilities, such as deposits and borrowings, increases more quickly than interest received on interest-earning assets, such as loans, other mortgage-related investments and investment securities. This is most likely to occur if short-term interest rates increase at a faster rate than long-term interest rates, which would cause net income to go down. In addition, rising interest rates may hurt our income, because they may reduce the demand for loans and the value of our securities. In a rapidly changing interest rate environment, we may not be able to manage our interest rate risk effectively, which would adversely impact our financial condition and results of operations.

We face significant operational risks.

We operate many different financial service functions and rely on the ability of our employees, third-party vendors and systems to process a significant number of transactions. Operational risk is the risk of loss from operations, including fraud by employees or outside persons, employees’ execution of incorrect or unauthorized transactions, data processing and technology errors or hacking and breaches of internal control systems.

Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities or on terms that are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity as a result of a downturn in the markets in which our loans are concentrated or adverse regulatory action against us. Our ability to borrow could also be impaired by factors that are not specific to us, such as a disruption in the financial markets or negative views and expectations about the prospects for the financial services industry in light of the recent turmoil faced by banking organizations and the continued deterioration in credit markets.

We may elect or be compelled to seek additional capital in the future, but that capital may not be available when it is needed.

We are required by federal regulatory authorities to maintain adequate levels of capital to support our operations. At some point, we may need to raise additional capital to support continued growth, both organically and through acquisitions. If we raise additional capital, we may seek to do so through the issuance of, among other things, our common stock or preferred stock. The issuance of additional shares of common stock or convertible securities to new stockholders would be dilutive to our current stockholders.

Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital if needed or on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations through organic growth and acquisitions could be materially impaired and our financial condition and liquidity could be materially and adversely affected.

We depend on our key employees.

Our future prospects are and will remain highly dependent on our directors and executive officers. Our success will, to some extent, depend on the continued service of our directors and continued employment of the executive officers. The unexpected loss of the services of any of these individuals could have a detrimental effect on our business. Although we have entered into employment agreements with members of our senior management team, no assurance can be given that these individuals will continue to be employed by us. The loss of any of these individuals could negatively affect our ability to achieve our growth strategy and could have a material adverse affect on our results of operations and financial condition.

We currently hold a significant amount of bank-owned life insurance.

At December 31, 2011, we held $18.5 million of bank-owned life insurance (BOLI) on certain key and former employees and executives, with a cash surrender value of $18.4 million. The eventual repayment of the cash surrender value is subject to the ability of the various insurance companies to pay death benefits or to return the cash surrender value to us if needed for liquidity purposes. We continually monitor the financial strength of the various companies with whom we carry these policies. However, any one of these companies could experience a decline in financial strength, which could impair its ability to pay benefits or return our cash surrender value. If we need to liquidate these policies for liquidity purposes, we would be subject to taxation on the increase in cash surrender value and penalties for early termination, both of which would adversely impact earnings.

If our investment in the Federal Home Loan Bank of San Francisco becomes impaired, our earnings and shareholders’ equity could decrease.

At December 31, 2011, we owned $7.0 million in Federal Home Loan Bank (FHLB) stock. We are required to own this stock to be a member of and to obtain advances from our FHLB. This stock is not marketable and can only be redeemed by our FHLB, which currently is not redeeming any excess member stock. Our FHLB’s financial condition is linked, in part, to the eleven other members of the FHLB System and to accounting rules and asset quality risks that could materially lower their capital, which would cause our FHLB stock to be deemed impaired, resulting in a decrease in our earnings and assets.

Our information systems may experience an interruption or breach in security; we may have fewer resources than many of our competitors to continue to invest in technological improvements.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems. While we have policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations. In addition, our future success will depend, in part, upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our clients.

We operate in a highly regulated environment and our operations and income may be affected adversely by changes in laws and regulations governing our operations.

We are subject to extensive regulation and supervision by the Board of Governors of the Federal Reserve System, or Federal Reserve Board, the OCC and the Federal Deposit Insurance Corporation, or FDIC. Such regulators govern the activities in which we may engage, primarily for the protection of depositors and the deposit insurance fund. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on a bank’s operations, reclassify assets, determine the adequacy of a bank’s allowance for loan losses and determine the level of deposit insurance premiums assessed. Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit insurance premiums could have a material adverse impact on our operations. Because our business is highly regulated, the laws and applicable regulations are subject to frequent change. Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or growth prospects. Such changes could subject us to additional costs, limit the types of financial services and products we may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. The recently enacted regulatory reform legislation described below will, among other things, change our primary regulator, create a new consumer finance protection agency and impose capital requirements on us at the holding company level. These changes could adversely impact our operations and net income.

The Dodd-Frank Act could have a material adverse effect on us.

The Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, which was enacted into law on July 21, 2010, provides for, among other things, new restrictions and an expanded framework of regulatory oversight for financial institutions and their holding companies. Under the Dodd-Frank Act, effective July 21, 2011, the Bank’s primary regulator, the OTS, was eliminated and existing federal thrifts, including the Bank, became subject to regulation and supervision by the OCC, which also supervises and regulates all national banks. In addition, on July 21, 2011, all savings and loan holding companies, including the Company, became subject to regulation and supervision by the Federal Reserve Board, which also supervises and regulates all bank holding companies. This change in regulation of savings and loan holding companies may result in the imposition of holding company capital requirements and additional restrictions on investments and other holding company activities. The Dodd-Frank Act also creates a new consumer financial protection bureau that will have the authority to promulgate rules intended to protect consumers in the financial products and services market. The creation of this independent bureau is likely to result in new regulatory requirements and raise the cost of regulatory compliance. In addition, new regulations mandated by the Dodd-Frank Act could require changes in regulatory capital requirements, loan loss provisioning practices and compensation practices. Effective July 21, 2011, financial institutions may pay interest on demand deposits, which could increase our interest expense. At this time, we cannot determine the full impact of the Dodd-Frank Act on our business and operations.

Increases in deposit insurance premiums and special FDIC assessments will negatively impact our earnings.

During 2009, our FDIC insurance premiums increased significantly and we may pay higher FDIC premiums in the future. The Dodd-Frank Act increased the minimum reserve ratio from 1.15% to 1.35%. The FDIC has adopted a plan under which it will meet this ratio by the statutory deadline of September 30, 2020. The Dodd-Frank Act requires the FDIC to offset the effect of the increase in the minimum reserve ratio on institutions with assets less than $10.0 billion. The FDIC has not announced how it will implement this offset. In addition to the minimum reserve ratio, the FDIC must set a designated reserve ratio. The FDIC has set a designated reserve ratio of 2.0, which exceeds the minimum reserve ratio.

As required by the Dodd-Frank Act, the FDIC has adopted final regulations under which insurance premiums are based on an institution’s total assets minus its tangible equity instead of its deposits. While our FDIC insurance premiums initially will be reduced by these regulations, it is possible that our future insurance premiums will increase under the final regulations.

We rely on dividends from the Bank for substantially all of the Company’s revenue.

The Company’s primary source of revenue is earnings of available cash and securities and dividends from the Bank. The OCC regulates and must approve the amount of Bank dividends to the Company. If the Bank is unable to pay dividends, the Company may not be able to service its debt, pay its other obligations or pay dividends on the Company’s preferred and common stock which could have a material adverse impact on our financial condition or the value of your investment in our common stock.

The Company has a significant deferred tax asset and may or may not be fully realized.

The Company has a significant deferred tax asset (DTA) and cannot assure that it will be fully realized. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and the tax basis of assets and liabilities computed using enacted tax rates. If we determine that we will not achieve sufficient future taxable income to realize our net deferred tax asset, we are required under generally accepted accounting principles to establish a full or partial valuation allowance. If we determine that a valuation allowance is necessary, we are required to incur a charge to operations. We regularly assess available positive and negative evidence to determine whether it is more likely than not that our net deferred tax asset will be realized. Realization of a deferred tax asset requires us to apply significant judgment and is inherently speculative because it requires estimates that cannot be made with certainty. At December 31, 2011, the Company had a net deferred tax asset of $7.6 million, net of a deferred tax asset valuation allowance of $1.3 million. Although realization is not assured, the Company believes that the realization of the recognized net deferred tax asset at December 31, 2011 is more likely than not based upon available tax planning strategies and expectations as to future taxable income.

Our ability to utilize our DTAs to offset future taxable income may be significantly limited if the Company experiences an “ownership change” under the Internal Revenue Code.

As of December 31, 2011, the Company had recognized net DTAs of approximately $7.6 million, which are included in our tangible common equity. The Company’s ability to utilize its DTAs to offset future taxable income may be significantly limited if the Company experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, or the Code. In general, an ownership change will occur if there is a cumulative change in the Company’s ownership by “5-percent or more shareholders” (as defined in the Code) that exceeds 50 percentage points over a rolling three-year period. If this were to occur, the Company would be subject to an annual limitation on its pre-ownership change DTAs equal to the value of the corporation immediately before the ownership change, provided that the annual limitation would be increased each year to the extent that there is an unused limitation in a prior year.

Changes in accounting standards may affect our performance.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. From time to time there are changes in the financial accounting and reporting standards that govern the preparation of our financial statements. These changes can be difficult to predict and can materially impact how we report and record our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in a retrospective adjustment to prior financial statements.

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater name recognition, resources and lending limits than we do and may offer certain services or prices for services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market.

Risks Related to The Offering

The Notes are unsecured obligations of First PacTrust and not obligations of our subsidiaries and will be effectively subordinated to any future secured obligations of First PacTrust and to all of the obligations of First PacTrust’s subsidiaries. Structural subordination increases the risk that we will be unable to meet our obligations on the notes when they mature.

The notes will be unsecured unsubordinated obligations of First PacTrust and will rank equally in right of payment with all of our other unsecured indebtedness and senior in right of payment to any of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the notes. The notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing that indebtedness. First PacTrust has no secured debt outstanding as of the date of this prospectus supplement. However, the indenture governing the notes does not limit the incurrence of additional indebtedness by First PacTrust, including indebtedness senior to the notes, or by its subsidiaries.

The notes will be obligations of First PacTrust only, are not obligations of or deposits in the Bank or its other subsidiaries, and are not insured by any government or private agency. Because First PacTrust is a holding company, its rights and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of the Bank or First PacTrust’s other subsidiaries, upon a liquidation, reorganization, or insolvency of the Bank or First PacTrust’s other subsidiaries (and the consequent right of the holders of the notes to participate in those assets) will be subject to the claims of the creditors of the Bank or First PacTrust’s other subsidiaries (including depositors in its subsidiaries). If First PacTrust is a creditor of the Bank or its other subsidiaries, the claims of First PacTrust would be subject to any prior security interest in the assets of the Bank or First PacTrust’s other subsidiaries and any indebtedness of its subsidiaries senior to that of First PacTrust.

The notes are also effectively subordinated to all of the liabilities of the Bank or First PacTrust’s other subsidiaries, to the extent of their assets, since they are separate and distinct legal entities with no obligation to pay any amounts due under First PacTrust’s indebtedness, including the notes, or to make any funds available to make payments on the notes, whether by paying dividends or otherwise.

We depend primarily on cash dividends from our subsidiaries to meet our cash obligations. Failure of our subsidiaries to pay sufficient cash dividends would prevent us from paying interest on the notes or the principal of the notes at maturity.

First PacTrust is a holding company and reports financial information on a consolidated basis with its subsidiaries. Substantially all of the assets held by the consolidated companies are held by First PacTrust’s subsidiaries, in particular, the Bank. As a holding company, dividends from the Bank provide a substantial portion of First PacTrust’s cash flow, which will be used to pay interest on the notes. Various regulatory provisions limit the amount of dividends the Bank can pay to First PacTrust without regulatory approval. In certain cases, regulatory authorities may even prohibit the Bank from paying dividends to First PacTrust. The Bank did not pay dividends to First PacTrust in 2011.

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the notes.

Our ability to make payments on and to refinance our indebtedness, including the notes, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be unable to provide new loans, other products or to fund our obligations to existing customers and otherwise implement our business plans, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. As a result, we may be unable to meet our scheduled debt service obligations. In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions of assets or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

There is no established trading market for the notes which could make it more difficult for you to sell your notes and could adversely affect their price.

The notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be more difficult for you to sell your notes. If the notes are traded after their initial issuance, they may trade at a discount, depending upon:

•	our financial condition;

•	prevailing interest rates;

•	the time remaining on the maturity of the notes;

•	their subordination to our existing and future liabilities;

•	the outstanding principal amount of the notes;

•	the market for similar securities; and

•	other factors beyond our control, including general economic conditions.

We intend to apply for a listing of the notes on the NASDAQ Global Market; however, we cannot assure you of the development or liquidity of any trading market for the notes following the offering.

General market conditions and unpredictable factors could adversely affect market prices for the notes.

There can be no assurance about the market prices for the notes. Several factors, many of which are beyond our control, will influence the market value of the notes. Factors that might influence the market value of the notes include, but are not limited to:

•	our creditworthiness, financial condition, performance and prospects;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally (including the occurrence of market disruption events).

If you purchase notes, whether in this offering or in the secondary market, the notes may subsequently trade at a discount to the price that you paid for them.

There are limited covenants in the indenture.

The indenture governing the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience material adverse changes in our financial condition or results of operations;

•	limit the ability of First PacTrust and its subsidiaries to incur indebtedness;

•	prevent First PacTrust or any of its subsidiaries from becoming subject to liens, except to the extent described under “Description of the Notes—Covenants” in this prospectus supplement;

•	restrict our ability to pay dividends, prepay indebtedness ranking junior to the notes or make investments; or

•

restrict our ability to engage in any acquisition or other transaction, other than our ability to merge or consolidate with, or sell all or substantially all of our assets to, another person without the surviving person or transferee (if other than First PacTrust) assuming the obligations under the notes.

For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.

An increase in the level of our outstanding indebtedness, or other events, could have an adverse impact on our business, properties, capital structure, financial condition, results of operations or prospects, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such event could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

Increased leverage as a result of this offering may harm our financial condition and results of operations.

As of March 31, 2012, we had $25.0 million of long-term FHLB advances. As of March 31, 2012, we had 32,000 shares of SBLF Preferred Stock, with a liquidation preference of $1,000 per share, issued and outstanding.

Our level of indebtedness could have important consequences to you, because:

•	it could affect our ability to satisfy our financial obligations, including those relating to the notes;

•

a portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	it may impair our ability to obtain additional financing in the future;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

We may redeem the notes before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

We may redeem all or a portion of the notes as described under “Description of the Notes—Optional Redemption.” If a redemption does occur, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the notes.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes will be approximately $31,180,000 million after deducting the underwriting discount and estimated expenses payable by us. We intend to retain the majority of the net proceeds from this offering at First PacTrust for possible acquisitions, support of organic growth, investments in, or extensions of credit to, our subsidiaries, investments in securities and for general corporate purposes.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to our proposed merger with Beach and our proposed acquisition of Gateway. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of the Company, Beach and Gateway as of December 31, 2011, and assumes that the proposed Beach merger and the proposed Gateway acquisition were completed on that date. The unaudited pro forma combined condensed consolidated statement of operations for the twelve month period ended December 31, 2011 gives effect to the proposed Beach merger and the proposed Gateway acquisition as if both transactions had been completed on January 1, 2011.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

The value of our shares of common stock issued in connection with the Beach acquisition as well as the amount of cash paid to Beach shareholders will be based on the closing price of our common stock on the date the merger is completed. For purposes of the unaudited pro forma combined condensed consolidated financial information, the fair value of our common stock was assumed to be below $13.50 per share, which is the price level at which Beach shareholders will receive merger consideration consisting of warrants to purchase shares of our common stock (as opposed to receiving shares of our common stock) and cash. The actual value of our common stock at the completion of the merger, and the form of merger consideration paid to Beach shareholders, could be different.

The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities of Beach and/or Gateway at their respective fair values and represents our pro forma estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the fair value of the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the Beach merger and/or the Gateway acquisition are completed and after completion of thorough analyses to determine the fair value of Beach’s and/or Gateway’s tangible and identifiable intangible assets and liabilities as of the dates the Beach merger and the Gateway acquisition are completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact our consolidated statement of operations due to adjustments in yields and interest rates and/or amortization or accretion of the adjusted assets or liabilities. Any changes to Beach and/or Gateway shareholders’ equity, including results of operations from December 31, 2011 through the dates the Beach merger and the Gateway acquisition are completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The 2011 historical financial results of Beach includes $0.3 million of preferred stock dividends and discount accretion. These amounts relate to Beach’s participation in the United States Department of the Treasury’s Capital Purchase Program. Since then, Beach has redeemed $1.5 million or 25% of the original $6.0 million invested by the United States Department of Treasury under the Capital Purchase Program. In total, as of the date hereof, Beach has redeemed a total of $4.5 million or 75% of the original $6.0 million invested by the United States Department of the Treasury under the Capital Purchase Program. Under the Beach merger agreement, subject to regulatory approval, Beach will redeem the balance of this investment immediately prior to the completion of the merger. On August 30, 2011, the Company issued 32,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A to the United States Department of the Treasury at a par value of $1,000 per share. This represented an infusion of $32 million in new Tier 1 capital from the SBLF. For the first 4.5 years, the dividend rate on the SBLF shares will vary between 1-5% based upon the Bank’s ability to generate SBLF qualifying loans. On October 3, 2011, the Company made its first dividend payment on the SBLF shares at a dividend rate of 5%. After the first 4.5 years, the dividend rate on the SBLF shares will increase to 9%.

The Company anticipates that the Beach merger and Gateway acquisition will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not necessarily reflect the exact benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the respective period’s historical consolidated financial statements and the related notes of the Company, Beach and Gateway. The historical consolidated financial statements of the Company, Beach and Gateway have been filed with the SEC and incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

The unaudited pro forma combined shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of our common stock or the actual or future results of operations of the Company for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition

as of December 31, 2011

(In thousands of dollars except per share data)

	First PacTrust Historical	Beach Merger			Pro Forma Combined First PacTrust and Beach	Gateway Acquisition			Pro Forma Combined First PacTrust, Beach and Gateway
		Beach Historical	Pro Forma Merger Adjustments			Gateway Historical	Pro Forma Transaction Adjustments
Assets:
Cash and due from banks	$6,755	$4,904	$—		$11,659	$2,159	$—		$13,818
Interest-bearing deposits, fed funds sold and time deposits	37,720	35,259	(40,828	)(1)	32,151	49,147	(13,500	)(9)	67,798
Securities held to maturity	—	—	—		—	78	10	(10)	88
Securities available for sale	101,616	5,825	—		107,441	80	—		107,521
Federal Home Loan Bank stock, at cost	6,972	1,143	—		8,115	697	—		8,812
Loans	788,389	260,575	(9,250	)(2)	1,039,714	143,875	(4,197	)(11)	1,179,392
Less: Allowance for loan losses	12,780	5,942	(5,942	)(3)	12,780	2,908	(2,908	)(12)	12,780

Net Loans	775,609	254,633	(3,308)		1,026,934	140,967	(1,289)		1,166,612
Accrued interest receivable	3,569	1,000	—		4,569	371	—		4,940
Other real estate owned, net	14,692	—	—		14,692	2,831	—		17,523
Premises and equipment, net	10,585	308	—		10,893	847	—		11,740
Bank owned life insurance investment	18,451	—	—		18,451	—	—		18,451
Prepaid FDIC assessment	2,405	548	—		2,953	—	—		2,953
Goodwill	—	—	3,659	(4)	3,659	—	—		3,659
Other identifiable intangibles	—	—	7,069	(5)	7,069	—	1,991	(13)	9,060
Other assets	20,667	1,507	—		22,174	4,381	(3,350	)(14)	23,205

Total assets	$999,041	$305,127	$(33,408)		$1,270,760	$201,558	$(16,138)		$1,456,180

Liabilities and Shareholders’ Equity:
Deposits
Noninterest-bearing demand	$20,039	$66,987	$—		$87,026	$21,455	$—		$108,481
Interest-bearing demand	68,578	18,303	—		86,881	1,223	—		88,104
Money market accounts	188,658	34,744	—		223,402	37,173	—		260,575
Savings accounts	39,176	115,596	—		154,772	6,524	—		161,296
Certificates of deposits	469,883	15,427	154	(6)	485,464	106,868	1,069	(15)	593,401

Total deposits	$786,334	$251,057	$154		$1,037,545	$173,243	$1,069		$1,211,857
Advances from Federal Home Loan Bank	20,000	13,500	—		33,500	—	—		33,500
Accrued expenses and other liabilities	8,212	5,493	1,515	(7)	15,220	6,617	—		21,837

Total liabilities	$814,546	$270,050	$1,669		$1,086,265	$179,860	$1,069		$1,267,194
Shareholders’ equity	184,495	35,077	(35,077	)(8)	184,495	21,698	(17,207	)(16)	188,986

Total liabilities and shareholders’ equity	$999,041	$305,127	$(33,408)		$1,270,760	$201,558	$(16,138)		$1,456,180

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

For the twelve month period ended December 31, 2011

(In thousands of dollars except share and per share data)

	First PacTrust Historical	Beach Merger			Pro Forma Combined First PacTrust and Beach	Gateway Acquisition			Pro Forma Combined First PacTrust, Beach and Gateway
		Beach Historical	Pro Forma Merger Adjustments			Gateway Historical	Pro Forma Merger Adjustments
Interest income
Loans, including fees	$30,997	$14,953	$662	(17)	$46,612	$6,565	$258	(17)	$53,435
Securities and other	4,180	342	—		4,522	147	(1	)(17)	4,668

Total interest income	35,177	15,295	662		51,134	6,712	257		58,103
Interest expense
Deposits	4,989	2,366	(51	)(17)	7,304	1,634	(356	)(17)	8,582
Borrowings	1,048	—	—		1,048	—	—		1,048

Total interest expense	6,037	2,366	(51)		8,352	1,634	(356)		9,630

Net interest income before provision for loan losses	29,140	12,929	713		42,782	5,078	613		48,473
Provision (recovery) for loan losses	5,388	1,494	—	(18)	6,882	(820)	—	(18)	6,062

Net interest income after provision for loan losses	23,752	11,435	713		35,900	5,898	613		42,411
Non-interest income:
Customer service charges, fee and other	1,473	563	—		2,036	164	—		2,200
Loan servicing, net	—	375	—		375	(51)	—		324
Net gain on loans	—	1,012	—		1,012	27,463	—		28,475
Net gain on sale of securities	2,888	—	—		2,888	—	—		2,888
Other	552	—	—		552	25	—		577

Total non-interest income	4,913	1,950	—	(19)	6,863	27,601	—	(19)	34,464
Non-interest expense
Salaries and benefits	13,914	6,969	—		20,883	22,961	—		43,844
Occupancy and equipment expense	2,848	1,090	—		3,938	3,098	—		7,036
OREO expense	6,779	9	—		6,788	1,009	—		7,797
Amortization of core deposit and other intangibles	—	—	1,414	(20)	1,414	525	398	(20)	2,337
Merger and acquisition integration expenses	—	—	—	(21)	—	—	—	(21)	—
Other	8,148	3,285	—		11,433	10,866	—		22,299

Total non-interest expense	31,689	11,353	1,414	(22)	44,456	38,459	398	(22)	83,313

Income (loss) before income taxes	(3,024)	2,032	(701)		(1,693)	(4,960)	215		(6,438)
Income tax expense/(benefit)	(296)	—	559	(23)	263	3,296	(5,289	)(23)	(1,730)

Net income (loss)	$(2,728)	$2,032	$(1,260)		$(1,956)	$(8,256)	$5,504		$(4,708)

Preferred stock dividends and discount accretion	534	310	—		844	—	—		844

Net income (loss) available to common shareholders	$(3,262)	$1,722	$(1,260)		$(2,800)	$(8,256)	$5,504		$(5,552)

Basic earnings (loss) per common share	$(0.31)	$0.43			$(0.26)	$(825.68)			$(0.52)

Diluted earnings (loss) per common share	$(0.31)	$0.42			$(0.26)	$(825.68)			$(0.52)

Weighted average common shares outstanding—basic	10,646,511	4,045,157	(4,045,157	)(24)	10,646,511	9,999	(9,999	)(24)	10,646,511
Weighted average common shares outstanding—diluted	10,646,511	4,090,708	(4,090,708	)(24)	10,646,511	9,999	(9,999	)(24)	10,646,511

The accompanying notes are an integral part of these pro forma financial statements.

Notes to Pro Forma Combined Condensed Consolidated Financial Statements

Note A—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of First PacTrust resulting from the proposed Beach merger and the proposed Gateway acquisition under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Beach and Gateway are recorded by First PacTrust at their respective fair values as of the date each transaction is completed. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First PacTrust, Beach and Gateway as of December 31, 2011, and assumes that the proposed Beach merger and the proposed Gateway acquisition were completed on that date. The unaudited pro forma combined condensed consolidated statement of operations for the twelve month period ended December 31, 2011 give effect to the Beach merger and the proposed Gateway acquisition as if both transactions had been completed on January 1, 2011.

Since the transactions are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to First PacTrust’s balance sheet. In addition, certain anticipated nonrecurring costs associated with the Beach merger and the Gateway acquisition such as potential severance, professional fees, legal fees and conversion-related expenditures are not reflected in the unaudited pro forma combined condensed consolidated statement of operations.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for loan losses and the allowance for loan losses, for purposes of the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2011, First PacTrust assumed no adjustments to the historical amount of Beach’s or Gateway’s provision (recovery) for loan losses. If such adjustments were estimated, there could be a reduction, which could be significant, to the historical amounts of Beach’s or Gateway’s provision for loan losses presented.

The historical financial results of Beach’s for the year ended December 31, 2011 included professional fees of $0.4 million associated with corporate finance activities, including the proposed acquisition by First PacTrust.

Note B—Accounting Policies and Financial Statement Classifications

The accounting policies of Beach and Gateway are in the process of being reviewed in detail by First PacTrust. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C—Merger and Acquisition Integration Costs

In connection with the proposed Beach merger and/or the proposed Gateway acquisition, the plan to integrate First PacTrust’s, Beach’s and Gateway’s operations is still being developed. The specific details of this plan will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where they may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain premises, furniture and equipment, and assessing a possible deferred tax asset valuation allowance from a likely change in control for tax purposes. First PacTrust also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

Note D—Estimated Annual Cost Savings

First PacTrust expects to realize cost savings following the Beach merger and the Gateway acquisition. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note E—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(1) Payment for cash consideration of $37.675 million to Beach shareholders and $3.153 million repayment of preferred stock issued under the Treasury’s Troubled Asset Relief Program, or TARP, is assumed to be funded by the liquidation of interest bearing deposits.

(2) Adjustment made to reflect the preliminary estimated market value of Beach’s loans, which includes an estimate of lifetime credit losses; loans include loans held for sale and net deferred loan costs and unearned discounts.

(3) Purchase accounting reversal of Beach’s allowance for loan losses, which cannot be carried over.

(4) Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the consideration paid to Beach shareholders. The excess of the consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows (dollars in thousands, except share and per share data):

Beach common shares outstanding at December 31, 2011		4,046,733	*
TARP restricted shares		60,109
Additional restricted shares		24,198

Total Beach common shares		4,131,040
Multiplied by exchange ratio (number of First PacTrust warrants for every Beach share)		0.33
First PacTrust warrants issued		1,363,243

Value of stock consideration paid to Beach shareholders, based on First PacTrust price at $13.50 per share		$—
Cash payment to Beach shareholders ($9.12 per Beach share)		37,675

Total pro forma consideration paid		$37,675

Carrying value of Beach net assets at December 31, 2011		$35,077
less: Beach TARP Preferred		3,153

Carrying value of Beach net assets attributable to common shareholders at December 31, 2011		$31,924
Fair value adjustments (debit / (credit)):
Loans, net	$(3,308)
Core deposit intangible	7,069
Certificates of deposit	(154)
Deferred tax effect of adjustments (42%)	(1,515)

Total fair value adjustments		$2,092

Fair value of net assets acquired on December 31, 2011		$34,016

Excess of consideration paid over fair value of net assets acquired		$3,659

*	Total Beach common shares does not reflect Beach options issued to officers and directors that (1) may become exercisable and (2) are in-the-money as of the date of the completion of the merger.

(5) Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 3% of core deposits liabilities.

(6) Adjustment made to reflect the preliminary estimated market value of Beach’s certificate of deposit liabilities.

(7) A $1,515,000 net deferred tax liability based on 42% of the fair value adjustments related to the acquired assets and assumed liabilities.

(8) Purchase accounting reversal of Beach’s common equity accounts and repayment of TARP preferred stock.

(9) Payment for cash consideration of $13.5 million to acquire all shares of Gateway is assumed to be funded by the liquidation of interest bearing deposits. The $3.5 million balance due to Gateway shareholders is already in an escrow deposit.

(10) Adjustment made to reflect the market value of Gateway’s held-to-maturity securities, representing unrealized gains as reported in Gateway’s December 31, 2011 audited consolidated financial statements.

(11) Adjustment made to reflect the preliminary estimated market value of Gateway’s loans, which includes an estimate of lifetime credit losses; loans include loans held for sale and net deferred loan fees and unearned discounts.

(12) Purchase accounting reversal of Gateway’s allowance for loan losses, which cannot be carried over.

(13) Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 3% of core deposits liabilities.

(14) A $150,000 net deferred tax asset based on 42% of the fair value adjustments related to the acquired assets and assumed liabilities, net of a $3.5 million reduction in other assets representing amounts in an escrow deposit for the benefit of Gateway shareholders as part of the purchase price.

(15) Adjustment made to reflect the preliminary estimated market value of Gateway’s certificates of deposit liabilities.

(16) Purchase accounting reversal of Gateway’s equity accounts partially offset by preliminary estimate of a bargain purchase gain resulting from the difference in the net fair value of acquired assets and assumed liabilities and the consideration paid to Gateway shareholders. The excess of the fair value of net assets acquired over consideration paid was recorded as bargain purchase gain and can be summarized as follows (dollars in thousands):

Original consideration to Gateway Shareholders		$17,000
Carrying value of Gateway net assets at December 31, 2011		$21,698
Fair value adjustments (debit / (credit)):
Investment securities	$10
Loans, net	(1,289)
Core deposit intangible	1,991
Certificates of deposit	(1,069)
Deferred tax effect of adjustments (42%)	150

Total fair value adjustments		(207)

Fair value of net assets acquired on December 31, 2011		$21,491

Excess of fair value of net assets acquired over consideration paid (bargain purchase gain)		$4,491

(17) The amortization/accretion of fair value adjustments related to loans, investment securities, and deposits over the estimated lives of the related asset or liability.

(18) Provision for loan losses does not reflect any potential impact of the fair value adjustments related to loans which includes an estimate of lifetime credit losses.

(19) Noninterest income does not reflect revenue enhancement opportunities.

(20) Amortization of core deposit intangible over nine years on an accelerated method.

(21) Total estimated merger and acquisition integration expenses of $2.5 million and $1.25 million for the merger and acquisition with Beach and Gateway, respectively, primarily severance, professional, legal and conversion related expenditures, have not all been incurred and are nonrecurring expenses. Future integration costs will be expensed by First PacTrust as required by generally accepted accounting principles.

(22) Noninterest expenses do not reflect anticipated cost savings.

(23) Reflects the tax impact of the pro forma merger adjustments at First PacTrust’s marginal income tax rate of 42%.

(24) Adjustment reflects the elimination of Beach’s and Gateway’s weighted average shares outstanding.

CAPITALIZATION

The following table shows our historical capitalization as of December 31, 2011:

•	on an actual basis;

•	on an as adjusted basis to give effect to the issuance and sale of $33 million aggregate principal amount of the notes offered hereby; and

•

on a pro forma basis to further give effect to the proposed merger with Beach and acquisition of Gateway as described under “Unaudited Pro Forma Combined Condensed Consolidated Financial Information” included in this prospectus supplement.

You should read this table in connection with “Use of Proceeds” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2011, and the financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	December 31, 2011
	(unaudited) ($ in thousands except share and per share data)
	Actual	As Adjusted	Pro Forma
Short-term debt
FHLB advances	$20,000	$20,000	$33,500

Total short term debt	20,000	20,000	33,500

Long-term debt
Senior notes due 2020	—	33,000	33,000

Total long term debt	—	33,000	33,000

Shareholders’ equity
Preferred stock, $.01 par value per share, $1,000 per share liquidation preference for a total of $32,000; 50,000,000 shares authorized, 32,000 shares issued and outstanding at December 31, 2011	31,934	31,934	31,934
Common stock, $.01 par value per share, 196,863,844 shares authorized; 11,756,636 shares issued and 10,581,704 shares outstanding at December 31, 2011	117	117	117
Class B non-voting non-convertible Common stock, $.01 par value per share, 3,136,156 shares authorized; 1,054,991 shares issued and outstanding at December 31, 2011	11	11	11
Additional paid-in capital	150,786	150,786	150,786
Retained earnings	27,623	27,623	32,114

Treasury stock, at cost (December 31, 2011-1,174,932 shares)	(25,037)	(25,037)	(25,037)

Accumulated other comprehensive income/(loss)	(939)	(939)	(939)

Total shareholders’ equity	184,495	184,495	188,986

Total capitalization	$204,495	$237,495	$255,486

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth certain consolidated financial and other data of the Company at the dates and for the periods indicated. The information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012, incorporated by reference herein.

	December 31,
	2011		2010	2009	2008	2007
	(In thousands, except per share data)
Selected Financial Condition Data:
Total assets	$999,041		$861,621	$893,921	$876,520	$774,720
Cash and cash equivalents	44,475		59,100	34,596	19,237	21,796
Total loans	787,280		690,988	759,120	808,750	714,127
Loans receivable, net	775,609		678,175	748,303	793,045	710,095
Real estate owned, net	14,692		6,562	5,680	158	—
Securities available-for-sale	101,616		64,790	52,304	17,565	4,367
Deposits	786,334		646,308	658,432	598,177	574,151
Total borrowings	20,000		75,000	135,000	175,000	111,700
Total equity	184,495		136,009	97,485	98,723	84,075
Tangible common equity(1)	152,561		136,009	78,391	79,655	84,075
Nonperforming loans	19,254		38,830	46,172	44,219	14,132
Nonperforming assets	33,946		45,392	51,852	44,377	14,132

Selected Operations Data:
Total interest income	35,177		40,944	46,666	45,896	45,711
Total interest expense	6,037		10,788	17,976	23,021	28,847
Net interest income	29,140		30,156	28,690	22,875	16,864
Provision for loan losses	5,388		8,957	17,296	13,547	1,588
Net interest income after provision for loan losses	23,752		21,199	11,394	9,328	15,276
Net gain on sales of securities available-for-sale	2,888		3,274	—	—	—
Total non-interest income	4,913		4,879	1,813	2,202	2,391
Total non-interest expense	31,689		22,217	15,901	13,522	14,082
Income/(loss) before income taxes	(3,024)		3,861	(2,694)	(1,992)	3,585
Income tax expense/(benefit)	(296)		1,036	(1,695)	(1,463)	624
Net income/(loss)	(2,728	)(1)	2,825	(999)	(529)	2,961
Dividends paid on preferred stock and discount accretion	534		960	1,003	109	—
Net income (loss) available to common shareholders	(3,262)		1,865	(2,002)	(638)	2,961
Basic earnings/(loss) per common share	(0.31)		0.37	(0.48)	(0.15)	0.71
Diluted earnings/(loss) per common share	(0.31)		0.37	(0.48)	(0.15)	0.70

Selected Financial Ratios and Other Data:
Performance Ratios:
Return on assets (ratio of net income/ (loss) to average total assets)	(0.31)%		0.32%	(0.10)%	(0.06)%	0.38%
Return on equity (ratio of net income/ (loss) to average equity)	(1.70)%		2.69%	(0.66)%	(0.62)%	3.54%
Return on tangible common equity(2)	(2.14)%		1.37%	(2.55)%	(0.80)%	3.52%
Dividend payout ratio	n/a		67.6%	n/a	n/a	104.2%
Net interest margin(3)	3.53%		3.67%	3.38%	2.92%	2.27%
Efficiency ratio(4)	93.06%		63.41%	52.13%	53.92%	73.13%
Loans/deposits	100.12%		106.91%	115.29%	135.20%	124.38%

Asset Quality Ratios:
Non-performing assets to total assets	3.40%		5.27%	5.80%	5.06%	1.82%
Allowance for loan losses to non-performing loans(4)	66.38%		37.70%	28.33%	41.35%	44.16%

	December 31,
	2011	2010	2009	2008	2007
	(In thousands, except per share data)
Allowance for loan losses to gross loans(4)	1.62%	2.12%	1.72%	2.26%	0.87%

Pacific Trust Bank Regulatory Capital Ratios
Leverage ratio	13.08%	11.14%	9.18%	8.64%	10.05%
Tier 1 RBC ratio	17.34%	14.92%	12.14%	11.50%	13.14%
Total RBC ratio	18.56%	16.17%	13.11%	12.18%	13.81%

Consolidated Capital Ratios:
Equity to total assets at end of year	18.47%	15.79%	10.91%	11.26%	10.85%
Average equity to average assets	17.90%	11.87%	15.72%	10.45%	10.71%

Other Data:
Number of full-service offices	9	6	6	6	6

(1)	The following table presents a reconciliation of net income to pre-tax, pre-provision earnings, adjusted for OREO (dollars in thousands):

December 31, 2011
Net income	($2,728)
Income tax expense (benefit)	(296)
Provision for loan losses	5,388

Pre-tax pre-provision income	$2,364
Valuation allowance for OREO	$4,843
(Gain) loss on sale of OREO	760
Operating expenses, net of rental income	1,176

Pre-tax pre-provision income, adjusted for OREO charges	$9,143

(2)	Tangible common equity is calculated by excluding preferred equity from shareholders’ equity and excluding any intangible assets (of which we currently have none) from assets. We believe that this is consistent with the treatment by our regulatory agency, which excludes any intangible assets from the calculation of risk-based capital ratios. Accordingly, management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of our risk-based capital ratios.

Return on tangible common equity is calculated by dividing net income available to common equity shareholders by tangible common equity. Management believes that this non-GAAP financial measure provide information on the earnings return of our common equity investors.

The following table presents a reconciliation of shareholders’ equity to tangible common equity (dollars in thousands):

	2011	2010	2009	2008	2007
Shareholders’ equity	$184,495	$136,009	$97,485	$98,723	$84,075
Less: Preferred stock	31,934	—	19,094	19,068	—
Less: Intangible assets	—	—	—	—	—

Tangible common equity	$152,561	$136,009	$78,391	$79,655	$84,075

The following table presents a calculation of return on tangible common equity (%) (dollars in thousands):

	2011	2010	2009	2008	2007
Net income (loss) available to common shareholders(a)	$(3,262)	$1,865	$(2,002)	$(638)	$2,961
Tangible common equity(b)	$152,561	$136,009	$78,391	$79,655	$84,075
Return on tangible common equity ((a)/(b))	–2.14%	1.37%	–2.55%	–0.80%	3.52%

Management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of our capital position. However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP. Because not all companies use the same calculation of tangible common equity, this presentation may not be comparable to other similarly titled measures as calculated by other companies.

(3)	Net interest income divided by average interest-earning assets.
(4)	Efficiency ratio represents noninterest expense as a percentage of net interest income plus noninterest income.
(5)	The allowance for loan losses at December 31, 2011, 2010, 2009, 2008 and 2007 was $12.8 million, $14.6 million, $13.1 million, $18.3 million and $6.2 million, respectively.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated are set forth in the table below. Currently, we have 32,000 shares of preferred stock outstanding. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. For purposes of computing these ratios, earnings consist of income before income taxes plus interest expense and fixed charges consist of interest expense and the interest portion of our rental expense. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares using the Company’s 42% marginal income tax rate. Prior to the issuance of the SBLF Preferred Stock in 2011, the Company had issued preferred stock under the U.S. Treasury’s Capital Purchase Program, which we redeemed in December 2010.

Year Ended December 31,
	2011		2010	2009	2008	2007
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	(1.58x	)	2.25x	0.47x	0.63x	1.68x
Including Interest on Deposits	0.48x		1.34x	0.84x	0.91x	1.12x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Excluding Interest on Deposits	(0.91x	)	1.45x	0.35x	0.61x	1.68x
Including Interest on Deposits	0.42x		1.17x	0.77x	0.90x	1.12x

In each period during which earnings were insufficient to cover fixed charges, the Company met all financial obligations.

DESCRIPTION OF THE NOTES

The notes offered by this prospectus supplement are a series of “senior debt securities” as defined and described in the accompanying prospectus under “Description of Debt Securities.” The following description of the particular material terms of the notes supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the senior debt securities and the related indenture contained in the prospectus.

We will issue the notes under a senior debt securities indenture to be dated April 23, 2012, or the base indenture, between First PacTrust Bancorp, Inc. and U.S. Bank National Association, as trustee (or the trustee), as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture, as supplemented by the supplemental indenture, as the indenture.

We have summarized selected provisions of the notes and the indenture below. This summary is not complete and is qualified by reference to provisions of the notes and the indenture. Forms of the notes and the indenture have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information.” Those documents, and not this description, define your legal rights as a holder of the notes.

Capitalized terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the prospectus, in the indenture.

In this section “Description of the Notes,” the “Company,” “First PacTrust,” “we,” “our,” or “us” refer only to First PacTrust Bancorp, Inc. and not to any of its subsidiaries.

General

The notes will constitute a separate series of senior debt securities under the indenture, initially limited to $33 million aggregate principal amount. We may, without the consent of any of the holders of the notes, create and issue additional senior debt securities so that those additional senior debt securities would form a single series with the notes (the “same-series debt securities”) or that would form a new series. Such same-series debt securities would have the same terms as the notes in all respects, except for the issue date, the issue price and the initial interest payment date. The notes offered by this prospectus supplement and any same-series debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

The notes will mature on April 15, 2020. The notes will bear interest at the rate of 7.50% per year, accruing from April 23, 2012. Interest on the notes will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 2012, to the persons in whose names the notes are registered at the close of business on the preceding January 1, April 1, July 1 and October 1, respectively. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date or the maturity date of the notes is not a business day in The City of New York, then payment of the principal and interest may be made on the next business day. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date or maturity date, as the case may be.

The notes will be issued only in fully registered form, without coupons, in denominations of $25 and integral multiples thereof. The notes will be issued in book-entry form only and represented by one or more global notes registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that note holders will not be entitled to receive a certificate for the notes that note holders purchase except under the limited circumstances described below under “—Book-Entry, Delivery and Form.”

We will maintain an office or agency in the Borough of Manhattan, The City of New York, where notes may be surrendered for payment, registration of transfer or exchange and where notices and demands in respect of the notes and the indenture may be delivered to us. That office or agency will initially be the corporate trust office of the trustee, which is currently located at 100 Wall St., Suite 1600, New York, New York 10005. However, so long as the notes are in book-entry form, note holders will receive payments and may transfer notes only through the facilities of DTC and its direct and indirect participants. See “—Book-Entry, Delivery and Form.”

So long as the notes are in book-entry form, we will make payments on the notes to DTC, or its nominee, as the registered owner of the notes. If notes are issued in definitive certificated form under the limited circumstances described under “—Book-Entry, Delivery and Form,” we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by transfer to accounts maintained by the payees with banks located in the United States.

The notes will not be subject to, or entitled to the benefits of, a sinking fund or repurchase by us at the option of the holders. In addition, the notes will not be convertible into, or exchangeable for, any other securities.

The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the FDIC or any other governmental agency.

The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them.

We may from time to time purchase the notes in the open market or otherwise.

Optional Redemption

We may, at our option, on April 15, 2015, or on any scheduled interest payment date thereafter, redeem the notes in whole or in part on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the date of redemption.

On and after any redemption date, interest will cease to accrue on the notes called for redemption. On or prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate subject to the rules and procedures of DTC.

Listing

We have applied to list the notes on the NASDAQ Global Market. We expect trading in the notes to begin within 30 days of April 23, 2012, the original issue date.

Ranking

The notes will be unsecured and unsubordinated obligations of First PacTrust Bancorp and will rank equally in right of payment with all of our other unsecured indebtedness and senior in right of payment to any of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the notes. The notes are our obligations exclusively, and are not the obligations of any of our subsidiaries and will not be guaranteed by any of our subsidiaries. The notes will be effectively subordinated to any secured indebtedness of ours, but only to the extent of the value of the collateral securing such indebtedness. At December 31, 2011, we had no outstanding secured indebtedness. As a result of our holding company structure, the notes will be effectively subordinated to all existing and future indebtedness and other liabilities and equity of our subsidiaries. See “Description of Debt Securities—Ranking of Debt Securities; Holding Company Structure” in the accompanying prospectus. At December 31, 2011, our subsidiaries had outstanding indebtedness and other liabilities (excluding deposits in the Bank) aggregating approximately $34.4 million. The Bank had $831.0 million in deposit liabilities at that date.

Covenants

Limitation Upon Disposition of Voting Stock of Certain Subsidiaries. We may not sell, assign, transfer or otherwise dispose of, or permit the issuance of, or permit a direct or indirect subsidiary to sell, assign, transfer or otherwise dispose of, any shares of voting stock of any subsidiary, or any securities convertible into or options, warrants or rights to subscribe for or purchase shares of voting stock of any subsidiary, which subsidiary, in either case, is: (a) a principal constituent bank or (b) a subsidiary which owns shares of voting stock of a principal constituent bank or any securities convertible into or options, warrants or rights to subscribe for or purchase shares of voting stock of a principal constituent bank.

This restriction does not apply to sale, assignment, transfer, disposition or issuance made by us or any of our subsidiaries:

•	acting in a fiduciary capacity for any person other than us or any of our subsidiaries;

•	to us or any of our wholly owned subsidiaries;

•	if required by law for the qualification of directors;

•	to comply with an order of a court or regulatory authority;

•

in connection with a merger or consolidation of or sale of all or substantially all the assets of a principal constituent bank with, into or to another banking institution, as long as we own, directly or indirectly, in the entity surviving that merger or consolidation or that receives such assets, not less than the percentage of voting stock we owned in our principal constituent bank prior to that transaction;

•

if the sale, assignment, transfer, disposition or issuance is for fair market value as determined by our board of directors, and if after giving effect to that sale, assignment, transfer, disposition or issuance, we would own, directly or indirectly through other subsidiaries not less than 80% of the voting stock of that principal constituent bank;

•

if a principal constituent bank sells additional shares of voting stock to its stockholders at any price, if, after that sale, we own directly or indirectly not less than the percentage of voting stock of that principal constituent bank we owned prior to that sale;

•

if we or a subsidiary of ours pledges or creates a lien on the voting stock of a principal constituent bank of ours to secure a loan or other extension of credit by a majority-owned banking subsidiary of ours subject to Section 23A of the Federal Reserve Act; or

•

in connection with the consolidation of First PacTrust with or the sale, lease or conveyance of all or substantially all of the assets of First PacTrust to, or merger of First PacTrust with or into any other Person (as to which the covenant described in the accompanying prospectus under the heading “—Description of Debt Securities—Consolidation, Merger and Sale of Assets” shall apply).

The term “principal constituent bank” means the Bank or other banking subsidiary of First PacTrust that has consolidated assets equal to 45% or more of the consolidated assets of First PacTrust and its subsidiaries as determined from the most recent consolidated statement of financial condition of First PacTrust and its subsidiaries. Currently, our only principal constituent bank is the Bank. The term “subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by First PacTrust or by one or more of its other subsidiaries. The term “voting stock” means stock having voting power for the election of directors or trustees, as the case may be.

Limitation Upon Liens on Capital Stock of Certain Subsidiaries. Except as provided under “Limitation Upon Disposition of Voting Stock of Certain Subsidiaries”, we may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

•	any shares of capital stock of any principal constituent bank, other than directors’ qualifying shares; or

•	any shares of capital stock of a subsidiary which owns capital stock of any principal constituent bank.

This restriction does not apply to:

•

liens for taxes, assessments or other governmental charges or levies (a) which are not yet due or are payable without penalty, (b) which we are contesting in good faith by appropriate proceedings so long as we have set aside on our books such reserves as shall be required in respect thereof in conformity with applicable generally accepted accounting principles or (c) which secure obligations of less than $1 million in amount; or

•

the lien of any judgment, if that judgment (a) is discharged, or stayed on appeal or otherwise, within 60 days, (b) is currently being contested in good faith by appropriate proceedings so long as we have set aside on our books such reserves as shall be required in respect thereof in conformity with applicable generally accepted accounting principles or (c) involves claims of less than $1 million.

Events of Default

The following are events of default under the indenture with respect to the notes:

•	default in the payment of any interest on the notes when due, which continues for 30 days;

•	default in the payment of any principal of or premium on the notes when due;

•	default in the performance of any other obligation contained in the indenture for the benefit of the notes, which continues for 90 days after written notice; and

•	specified events in bankruptcy, insolvency or reorganization of us or any significant subsidiary.

In addition, the following shall also be an event of default with respect to the notes: an event of default, as defined in any bond, note, debenture or other evidence of indebtedness for borrowed money of First PacTrust or any principal constituent bank or under any mortgage, indenture, trust agreement or other instrument securing, evidencing or providing for any indebtedness for borrowed money of First PacTrust or any principal constituent bank as a result of which indebtedness for borrowed money of First PacTrust or such principal constituent bank in excess of U.S.$25,000,000 in aggregate principal amount shall be or become accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration shall not have been annulled or rescinded within 30 days of notice of such acceleration to First PacTrust or such principal constituent bank.

If an event of default with respect to the outstanding debt securities of any series issued under the indenture, (or debt securities), occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series (voting as a single class) may declare the principal thereof, premium, if any, and all unpaid interest thereon to be due and payable immediately.

At any time after the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that (a) such direction is not in conflict with any rule of law or the indenture, (b) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (c) the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of notes of such series not joining therein. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request;

•	Such holder or holders have offered to indemnify the trustee against the costs, expenses and liabilities incurred in connection with such request;

•

the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request (it being understood and intended that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any rights under the indenture, except in the manner herein provided and for equal and ratable benefit of all holders; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any note has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such note on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

First PacTrust is required to furnish to the trustee annually a statement as to the performance of its obligations under the indenture and as to any default in that performance of which we are aware.

37

Modification and Waiver

First PacTrust and the trustee may (a) amend and modify the indenture or debt securities under the indenture without notice to any holder but with the written consent of holders of at least a majority in principal amount of each series of all outstanding debt securities or (b) amend and modify the indenture with regard to a series of debt securities, amend or supplement a supplemental indenture relating to a series of debt securities or amend the debt securities of a series, without notice to any holder but with the written consent of the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding. However, without the consent of each holder of each debt security issued under the indenture affected thereby, First PacTrust may not amend or modify the indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under the indenture;

•

reduce the principal amount of or any make-whole amount, the rate of interest on or certain additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under the indenture;

•	reduce the amount of principal of an original issue discount security or the make-whole amount, if any, issued under the indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under the indenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security issued under the indenture on or after the stated maturity thereof;

•

reduce the percentage in principal amount of debt securities of any series issued under the indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of a majority in principal amount of the debt securities of any series then outstanding may, with respect to that series, waive compliance with any provision of the indenture, any supplemental indenture or the debt securities of that series with regard to the debt securities of that series without notice to any holder. The holders of a majority in principal amount of the debt securities of all series then outstanding under the indenture may waive compliance by First PacTrust with any provision or the indenture or the debt securities issued under the indenture without notice to any holder.

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify the indenture without the consent of any holder for any of the following purposes:

•

to evidence the succession of another person to First PacTrust and the assumption by any such successor of the covenants of First PacTrust contained in the indenture and in the debt securities issued thereunder;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred in the indenture upon First PacTrust;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of any series of debt securities, provided that any such addition, change or elimination shall (i) neither (A) apply to any debt security of any series created prior to such amendment or modification entitled to the benefit of such provision, nor (B) modify the rights of the holder of any such debt security with respect to such provision, or (ii) become effective only when there is no debt security outstanding under the indenture;

•

to establish the form or terms of debt securities of any series, including the provisions and procedures relating to debt securities convertible into or exchangeable for other securities or property of First PacTrust;

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trustees thereunder by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to other matters or questions arising under the indenture that shall not be inconsistent with the provisions of the indenture or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the holders of debt securities of any series in any material respect as determined in good faith by the board of directors of First PacTrust;

•	to secure the debt securities;

•	to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect as determined in good faith by the board of directors of First PacTrust.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the successor entity, if other than First PacTrust, is organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:

(1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and

(2) perform and observe all of our other obligations under the indentures and supplemental indentures;

and no event of default shall have occurred and be continuing.

The indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Defeasance

We may terminate or “defease” all of our obligations under the indenture with respect to the debt securities of any series (“legal defeasance”), except for certain obligations including those in respect of the defeasance trust, in accordance with the procedures described below. We may also terminate or “defease” the covenants described under “—Covenants” and certain other obligations under the indenture (“covenant defeasance”) in accordance with the procedures described below.

In order to exercise either of our defeasance options, we must, among other things:

(1) deposit irrevocably with the trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities defeased:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•

in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable; and

(2) deliver to the trustee:

•

in the case of a legal defeasance, an opinion of counsel that we have received from, or there has been published by, the Internal Revenue Service a ruling or since the date of the execution of the indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that and confirming that holders of the debt securities of that series will have no federal income tax consequences as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

in the case of a covenant defeasance, an opinion of counsel to the effect that the holders of the debt securities of that series will have no federal income tax consequences as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

an opinion of counsel that registration is not required under the Investment Company Act of 1940 with respect to the trust funds represented by the deposit or by the trustee for such trust funds or all necessary registrations under the Investment Company Act of 1940 have been effected;

•	an opinion of counsel as to certain other matters; and

•	officers’ certificates certifying as to compliance with the indenture and other matters.

Further, after the 91st day following the deposit, the trust funds shall not be subject to the effect of bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally. In addition, the defeasance must not cause an event of default under the indenture or any other material agreement or instrument to which we are a party and no event of default under the indenture or event that with notice or lapse of time or both would become an event of default with respect to the applicable series of debt securities can exist at the time the defeasance occurs and no bankruptcy-related event of default can exist at any time during the period ending on the 91st day after the date of such deposit.

Satisfaction and Discharge

The indenture will cease to be of further effect as to all notes when:

•	either (A) all notes theretofore authenticated and delivered (other than (i) notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture and

(ii) notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by First PacTrust and thereafter repaid to First PacTrust or discharged from such trust, as provided in the indenture) have been delivered to the trustee for cancellation; or (B) all notes not theretofore delivered to the trustee for cancellation that (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at the option of the First PacTrust, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of First PacTrust, and First PacTrust, in the case of (B) (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the notes are payable, sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest with respect thereto, to the date of such deposit (in the case of notes that have become due and payable) or the stated maturity or redemption date, as the case may be;

•	First PacTrust has paid or caused to be paid all or other sums payable hereunder by First PacTrust; and

•

First PacTrust has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the indenture as to the notes have been complied with.

Book-Entry, Delivery and Form

The notes will be issued in book-entry form and represented by one or more permanent global notes. The depositary for the global notes will be DTC. The global notes will be deposited with, or on behalf of, DTC and registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Unless and until it is exchanged for individual certificates evidencing notes under the limited circumstances described below, a global note may not be transferred except as a whole by DTC to its nominee or by a nominee to DTC or another nominee of DTC, or by DTC or its nominee to a successor to DTC or to a nominee of a successor to DTC.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Purchases of notes within the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of the actual purchaser of a note, or the beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except under the limited circumstances described below.

To facilitate subsequent transfers, all notes deposited with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct or indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. (nor such other DTC nominee) will give consents for or vote the notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the notes will be made by us to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC, in immediately available funds. DTC has advised us that its practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information, on the relevant payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, any agents, or us, subject to any statutory or regulatory requirements in effect. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility or the responsibility of our agents, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct participants and indirect participants.

Except under the limited circumstances described below, purchasers of notes in this offering will not be entitled to have notes registered in their names and will not receive physical delivery of notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in notes.

A beneficial owner must give notice to elect to have its notes purchased or tendered, through its participant, to the paying agent, and must effect delivery of such notes by causing the direct participant to transfer the participant’s interest in the notes, on DTC’s records, to the paying agent. The requirement for physical delivery of notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us or to our agents.

Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

As noted above, beneficial owners of notes generally will not receive certificates representing their ownership interests in the global notes. However, if DTC notifies us that it is unwilling or unable to continue as a depositary for the global notes, or if DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, we will appoint a successor depository with respect to the global notes. If (i) a successor is not appointed within 90 days of the notification to us or of our becoming aware of such unwillingness or inability or DTC’s ceasing to be so registered, as the case may be, (ii) an event of default under the indenture has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of notes represented by the global notes advise DTC to cease acting as depository for the global notes or (iii) we determine, in our sole discretion, not to have the notes represented by one or more global notes, we will prepare and deliver certificates for the notes in exchange for beneficial interests in the global notes. Any beneficial interest in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form in authorized denominations registered in the names that DTC directs. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global notes.

We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

The Trustee

U.S. Bank National Association is the trustee for the notes. The trustee has all of the duties and responsibilities specified in the Trust Indenture Act of 1939, as amended. The trustee is one of a number of banks with which we and our subsidiaries maintain banking and trust relationships in the ordinary course of business.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. The discussion generally applies only to beneficial owners that purchase notes in the initial offering at their “issue price” (the first price at which a substantial amount of the notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and does not address any non-income tax considerations or any foreign, state or local tax consequences. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other federal tax laws (such as estate and gift tax laws) or the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are in a category of persons that are subject to special rules, such as:

•	certain financial institutions;

•	banks;

•	insurance companies;

•	dealers in securities;

•	regulated investment companies;

•	real estate investment trusts;

•	persons holding notes as part of a hedge, “straddle,” integrated transaction or similar transactions;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	traders in securities that elect a mark-to-market method of accounting;

•	controlled foreign corporations;

•	passive foreign investment companies;

•

pass-through entities (e.g., S corporations, partnerships or other entities classified as partnerships for U.S. federal income tax purposes) or investors who hold the notes through pass-through entities;

•	tax-exempt entities;

•	former citizens or residents of the United States; or

•	persons subject to the alternative minimum tax.

If you are a partner in an entity that is classified as a partnership for U.S. federal income tax purposes and that holds notes, your U.S. federal income tax treatment with respect to the notes will generally depend on your status and upon the activities of the partnership. You and the partnership should each consult your own tax advisor as to the particular U.S. federal income tax consequences of holding and disposing of the notes.

Possible application of rules governing contingent payment debt instruments

The terms of the notes provide for payments in excess of stated interest and principal under certain circumstances. Under applicable Treasury Regulations, the possibility that certain payments in excess of stated interest and principal will be made will not cause the notes to be treated as “contingent payment debt instruments” (which are subject to special rules, as described below), if there is only a remote likelihood as of the issue date of the notes that these payments will be made, or if the amounts thereof are considered incidental. We intend to take the position that, as of the issue date of the notes, the likelihood that we will pay these excess amounts is remote or these amounts are incidental, and therefore that the notes will not be considered contingent payment debt instruments. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the Internal Revenue Service, or the IRS, and if the IRS were to challenge this position, you might be required to use the accrual method, even if you were otherwise a cash method taxpayer, to accrue income on the notes in excess of the stated interest on the notes and to treat as ordinary income rather than capital gain any income that you realize on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

Tax consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust validly elected to be treated as a U.S. person.

Payments of interest. We expect, and the remainder of this summary assumes, that the notes will be issued at par or at a discount that is de minimis for U.S. federal income tax purposes. Accordingly, stated interest paid on a note generally will be taxable to you as ordinary interest income at the time it accrues or is received, depending on your method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption or retirement. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize on the sale, exchange, redemption, retirement or other taxable disposition and your adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid interest. Amounts attributable to accrued and unpaid interest are treated as interest as described under “—Payments of interest” above. Your adjusted tax basis in the note generally will equal the cost of the note to you.

Any gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Backup withholding and information reporting. Information returns generally will be filed with the IRS in connection with interest payments on the notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the notes, unless the U.S. Holder is an exempt recipient. In general, you will be subject to U.S. federal backup withholding on these payments if you fail to provide your correct taxpayer identification number to the paying agent and comply with certain certification procedures, or otherwise fail to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability or may be refunded, if you timely provide the required information to the IRS. You should consult your own tax advisor regarding your qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.

Tax consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of notes, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

Payments of Interest. Subject to the discussion of backup withholding below, payments of interest on the notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, so long as that interest is not effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States or, in the case of an income tax treaty resident, is not attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States, and:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of our stock;

•	the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•	the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In addition, for this exemption from U.S. federal withholding tax to apply, a Non-U.S. Holder must provide us (or our paying agent, if any) with a properly completed and executed Form W-8BEN, or other applicable form, as provided for in the Treasury regulations, certifying that it is not a U.S. person. If the Non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such holder will be required to provide appropriate documentation to the agent. Such holder’s agent will then be required to provide certification to us (or our paying agent, if any).

If a Non-U.S. Holder does not qualify for the exemption from U.S. federal income and withholding tax described above, a Non-U.S. Holder may nonetheless be entitled to the benefits of an income tax treaty under which interest on the notes is exempt from or subject to a reduced rate of U.S. federal withholding tax, provided a properly completed and executed Form W-8BEN claiming the exemption from or reduction in withholding is furnished to us (or our paying agent, if any) and any other applicable procedures are complied with.

Sale, Exchange or Redemption of the Notes. Generally, any gain realized on the sale, exchange, redemption or other taxable disposition of a note (other than amounts properly attributable to accrued and unpaid interest, which will be treated as described under “—Non-U.S. Holders—Payments of Interest” or “—Non-U.S. Holders—Effectively Connected Income”) will be exempt from U.S. federal income and withholding tax, provided that:

•

the gain is not effectively connected with the conduct of a trade or business within the United States or, in the case of an income tax treaty resident, is not attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States; and

•

if the Non-U.S. Holder is an individual, such Non-U.S. Holder is not present in the U.S. for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

Effectively Connected Income. If interest, gain or other income recognized on a note is effectively connected with the conduct of a trade or business within the United States, or, in the case of an income tax treaty resident, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States, then such interest, gain or other income will be exempt from U.S. federal withholding tax previously discussed if the Non-U.S. Holder provides us (or our paying agent, if any) with a properly completed and executed Form W-8 ECI, but such interest, gain or other income generally will be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates. In addition to regular U.S.

federal income tax, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such holder qualifies for a lower rate under an applicable income tax treaty.

Backup withholding and information reporting. Information returns generally will be filed with the IRS in connection with interest payments on the notes. Unless you comply with certification procedures described above to establish that you are not a U.S. person, information returns may be filed with the IRS reporting your proceeds from a sale or other taxable disposition (including a retirement or redemption) of the notes and you may be subject to U.S. backup withholding on interest payments on the notes or on the proceeds from a sale or other taxable disposition of the notes. Copies of the information returns also may be made available under the provisions of a specific tax treaty or other agreement to the tax authorities in the country in which the Non-U.S. Holder resides. The certification procedures required to claim the exemption from U.S. federal withholding tax on interest described above will satisfy the certification requirements necessary to avoid U.S. federal backup withholding as well. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability or may be refunded, if you timely provide the required information to the IRS.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement, or a “plan,” to acquire or hold the notes should consider whether an investment in the notes would be consistent with the documents and instruments governing the plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, Section 4975 of the Code, or under any other applicable federal, state, local, non-U.S. or other laws, rules or regulations that are similar to the provisions of ERISA or Section 4975 of the Code, or Similar Laws.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, or collectively, Plans, from engaging in certain transactions involving “Plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans, including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar provisions under Similar Laws.

The acquisition or holding of the notes by or on behalf of a Plan with respect to which we or certain of our affiliates are or become a party in interest or a disqualified person may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the notes are acquired or held pursuant to and in accordance with an applicable exemption.

Certain prohibited transaction class exemptions, or PTCEs issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “Plan assets” by reason of any Plan’s investment in the entity or any person investing “Plan assets” of any Plan, unless (i) such purchase or holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption, or (ii) there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Each purchaser or holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in the notes to the date on which the purchaser disposes of its interest in the notes, that such purchaser and holder, by its purchase or holding of the notes or any interest therein, (i) is not a Plan and its purchase and holding of the notes is not made on behalf of or with “Plan assets” of any Plan, or (ii) if it is a Plan or its purchase and holding of the notes is made on behalf of or with “Plan assets” of a Plan, then (A) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) neither we nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of the notes and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the notes. Each purchaser and holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, on behalf of any governmental plan, church plan or foreign plan, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), by its purchase or holding of the notes or any interest therein, that such purchase and holding does not violate any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “Plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code and any Similar Laws and the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or other applicable exemption or basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

Sandler O’Neill & Partners, L.P., or Sandler O’Neill, is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the purchase agreement dated April 18, 2012, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite that underwriter’s name:

Underwriter	Principal Amount of Notes
Sandler O’Neill & Partners, L.P.	$3,042,750
D.A. Davidson & Co.	15,125,000
Sterne, Agee & Leach, Inc.	6,537,500
Wunderlich Securities, Inc.	5,412,500
FIG Partners, LLC	425,000
Other	2,457,250
Total	$33,000,000

The purchase agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

The underwriters propose to offer the notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest, if any, from April 23, 2012 to the date of delivery of the notes, and to certain dealers at a concession not to exceed 2.00% of the principal amount of the notes. After the initial offering of the notes to the public, the public offering price and other selling terms may be changed by the underwriters.

Certain of our directors and executive officers may purchase notes in this offering at the public offering price.

The notes consist of a new issue of securities with no established trading market. We intend to apply to list the notes on the NASDAQ Global Market. The underwriters have advised us that they intend to make a market in the notes after the initial offering, although they are under no obligation to do so. The underwriters may discontinue any market making activities at any time without notice. We can give no assurance as to development, maintenance or liquidity of any trading market for the notes.

Certain expenses associated with the offer and the sale of the notes, exclusive of the underwriting discount, are estimated to be approximately $500,000 and will be paid by us.

In connection with the offering, Sandler O’Neill, as representative of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a short position. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase notes originally sold by the syndicate member.

Any of these activities may cause the price of the notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.

Wunderlich Securities, Inc. acted as our financial advisor and Sandler O’Neill acted as Beach’s financial advisor in connection with our pending acquisition of Beach. Each of Wunderlich Securities, Inc. and Sandler O’Neill delivered fairness opinions in connection with the execution of the merger agreement for the transaction.

Sandler O’Neill will receive a transaction fee upon the closing of the transaction equal to 1.50% of the aggregate purchase price, subject to a minimum transaction fee of $500,000. Sandler O’Neill has already been paid a $150,000 fee for the delivery of its fairness opinion. The entire $150,000 fairness opinion fee is to be credited against the transaction fee owed at the completion of the transaction. Beach also agreed to reimburse Sandler O’Neill for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees and agents against certain expenses and liabilities, including liabilities under the securities laws.

D.A. Davidson & Co. acted as our financial advisor in connection with our pending acquisition of Gateway.

D.A. Davidson & Co., FIG Partners, LLC and Wunderlich Securities, Inc. also acted as co-managers for our offering of 1,583,641 shares of our common stock at a price to the public of $15.50 per share which closed on June 28, 2011.

The underwriters have in the past provided, and may in the future provide, investment banking and advisory services to us and our affiliates in the ordinary course of business, for which they have received, or may receive, compensation for such services.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

LEGAL MATTERS

The legality of the notes offered by this prospectus supplement will be passed upon for us by Wachtell, Lipton, Rosen & Katz. Certain legal matters relating to the law of the State of Maryland will be passed upon for us by Silver, Freedman & Taff, L.L.P. In addition, certain legal matters will be passed upon for the underwriters by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of First PacTrust Bancorp, Inc. as of December 31, 2010 and 2011 and for each of the years in the three-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of Beach as of December 31, 2010 and 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Gateway and its subsidiary, Gateway Business Bank, or Subsidiary, as of December 31, 2010 and 2011 and for each of the years in the two year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, independent auditor, and upon the authority of said firm as experts in auditing and accounting. Squar Milner’s aforementioned audit report, dated March 30, 2012, expressed an unqualified opinion on such financial statements, and included an explanatory paragraph describing a December 2009 supervisory agreement, or Consent Order, executed by the Subsidiary whereby management agreed (with both the FDIC and the California Department of Financial Institutions) to implement certain policies and procedures designed to enhance the safety and soundness of the Subsidiary. The effect (if any) on the Subsidiary’s business/financial condition and when or if the Subsidiary will be in compliance with the Consent Order is not presently determinable. The Consent Order remains in effect until modified or terminated by the FDIC and the California Department of Financial Institutions.

PROSPECTUS

$250,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our voting common stock is traded on the NASDAQ Global Market under the symbol “FPTB.”

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 11 of this prospectus and in the applicable prospectus supplement.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2010

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, up to a total dollar amount for all offerings of $250,000,000. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

All references in this prospectus to “we,” “us,” “our” or similar references mean First PacTrust Bancorp, Inc. and its consolidated subsidiaries and all references in this prospectus to “First PacTrust Bancorp” mean First PacTrust Bancorp, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to “Pacific Trust Bank” in this prospectus, we mean our subsidiary, Pacific Trust Bank, which is a federal savings bank. We sometimes refer to Pacific Trust Bank as the “Bank.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, or the “Securities Act,” that registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”

You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K (including the portions of our definitive proxy statement on Schedule 14A filed on March 22, 2010 and incorporated therein by reference)	For the year ended December 31, 2009

• Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010

• Current Reports on Form 8-K	Filed on February 10, 2010, February 24, 2010, April 8, 2010, April 23, 2010, May 26, 2010, July 27, 2010, September 1, 2010, October 26, 2010, October 28, 2010, November 1, 2010, November 3, 2010 (as amended on Form 8-K/A filed on November 16, 2010), November 4, 2010 (as amended on Form 8-K/A filed on November 4, 2010), November 5, 2010 and November 19, 2010

This prospectus also incorporates by reference the description of our common stock set forth in the Registration Statement on Form 8-A filed on May 8, 2002, and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

First PacTrust Bancorp, Inc.

Attention: Investor Relations

610 Bay Boulevard

Chula Vista, California 91910

(619) 691-1519

In addition, we maintain a corporate website, www.firstpactrustbancorp.com. We make available, through our website (by clicking “About Us” and then “Investor Relations Information”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:

•	continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets;

•	our ability to implement our acquisition strategy and the applicability of the Federal Deposit Insurance Corporation (“FDIC”) Statement of Policy on Qualifications for Failed Bank Acquisitions to us;

•

the credit risks of lending activities, which may be affected by further deterioration in the real estate market, may lead to increased loan delinquencies, losses and nonperforming assets in our loan portfolios, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our loan loss reserves;

•	changes in general economic conditions, either nationally or in our market areas;

•	changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area;

•

results of examinations of us by the Office of Thrift Supervision (the “OTS”) or by other regulatory authorities, including our compliance with the memorandum of understanding to which we are currently subject and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business, including changes in the interpretation of regulatory capital or other rules;

•	our ability to control operating costs and expenses;

•

our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any related goodwill charges;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges;

•	errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation;

•	the network and computer systems on which we depend could fail or experience a security breach;

•	our ability to attract and retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	adverse changes in the securities markets;

•	earthquake, fire or other natural disasters affecting the condition of real estate collateral;

•	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions;

•	inability of key third-party providers to perform their obligations to us;

•

changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;

•	war or terrorist activities; and

•

other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus, the accompanying prospectus supplement and the incorporated documents.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus, the accompanying prospectus supplement or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $250,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of: our debt securities, preferred stock, depositary shares or common stock; securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; currencies; or commodities. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware of focused on or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FIRST PACTRUST BANCORP, INC.

First PacTrust Bancorp, Inc. is a savings and loan holding company incorporated in the State of Maryland. We are primarily engaged in the business of planning, directing and coordinating the business activities of our wholly owned subsidiary, Pacific Trust Bank, a federal savings bank. We are a community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. We are headquartered in Chula Vista, California, a suburb of San Diego, California, and currently have nine banking offices primarily serving San Diego and Riverside Counties in California. We recently announced our agreement to acquire a bank branch building in La Jolla, California from the FDIC, which we expect to open in the first quarter of 2011, subject to regulatory approval.

Our principal business consists of attracting retail deposits from the general public and investing these funds primarily in permanent loans secured by first mortgages on owner-occupied, one-to four-family residences and a variety of consumer loans. We also originate loans secured by multi-family and commercial real estate and, to a limited extent, commercial business loans. First PacTrust Bancorp is currently subject to regulation by the OTS and the Bank is subject to regulation by the OTS and the FDIC. As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), on July 21, 2011 (unless extended for up to six months), the responsibility and authority of the OTS to regulate savings and loan holding companies, including First PacTrust Bancorp, will be transferred to the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the responsibility and authority of the OTS to regulate federal savings banks, including Pacific Trust Bank, will be transferred to the Office of the Comptroller of the Currency (the “OCC”).

As of September 30, 2010, we had total consolidated assets of $862.7 million, total net loans of $689.1 million, total deposits of $684.8 million and total stockholders’ equity of $98.9 million. On November 1, 2010, we substantially increased our stockholders’ equity by selling shares of common stock in a private placement to select institutional and other accredited investors, providing us with aggregate gross proceeds of $60.0 million. The primary purpose of the private placement was to enable us to repurchase all of the $19.3 million of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), that we issued to the U.S. Department of the Treasury (the “U.S. Treasury”) on November 21, 2008 pursuant to the TARP Capital Purchase Program and to pursue organic growth and strategic opportunities in our target markets, including acquisitions. Subject to approval of the U.S. Treasury and the OTS, we expect to complete the repurchase of the Series A Preferred Stock in the fourth quarter of 2010 and also plan to negotiate with the U.S. Treasury for the repurchase of the ten-year warrant to purchase 280,795 shares of Common Stock at an exercise price of $10.31 per share that we issued to the U.S. Treasury on November 21, 2008.

Our common stock is traded on the NASDAQ Global Market under the ticker symbol “FPTB.” Our principal executive offices are located at 610 Bay Boulevard, Chula Vista, California 91910. Our telephone number is (619) 691-1519.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4 of this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENT

Our historical consolidated ratios of earnings to fixed charges and preferred stock dividend requirement for the periods indicated, both including and excluding interest on deposits, are set forth in the table below. The ratio of earnings to fixed charges and preferred stock dividend requirement is computed by dividing (i) income from continuing operations before income taxes and fixed charges by (ii) the sum of total fixed charges and (pre-tax) preferred stock dividend requirement. For purposes of computing these ratios, fixed charges excluding interest on deposits represents interest expense on Federal Home Loan Bank advances and other borrowed funds and fixed charges including interest on deposits represents all interest expense.

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirement

Excluding interest on deposits	1.81x	0.77x	0.47x	0.63x	1.68x	1.95x	2.56x

Including interest on deposits	1.22x	0.93x	0.84x	0.91x	1.12x	1.26x	1.44x

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, financing acquisitions, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

REGULATION AND SUPERVISION

Our principal subsidiary, Pacific Trust Bank, is a federally-chartered stock savings bank and is currently subject to regulation and supervision by the OTS and by the FDIC. As the holding company for First Federal, we are a savings and loan holding company currently subject to regulation and supervision by the OTS. As noted above, a result of the Dodd-Frank Act, on July 21, 2011 (unless extended for up to six months), the Bank’s primary regulatory authority will change from the OTS to the OCC and First PacTrust Bancorp’s regulatory authority will change from the OTS to the Federal Reserve Board.

Dividends, loans and advances from Pacific Trust Bank are restricted by certain laws and regulations. The FDIC and the OTS can limit the Bank’s payment of dividends based on, among other factors, the maintenance of adequate capital.

In addition, there are various statutory and regulatory limitations on the extent to which the Bank can finance First PacTrust Bancorp or otherwise transfer funds or assets to First PacTrust Bancorp, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving the Bank and First PacTrust Bancorp are limited in amount to 10% of the Bank’s capital and surplus and, with respect to First PacTrust Bancorp and any nonbanking subsidiaries, to an aggregate of 20% of the Bank’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

For a discussion of the material elements of the regulatory framework currently applicable to savings and loan holding companies and their subsidiaries, and specific information relevant to us, you should refer to our most recent Annual Report on Form 10-K and the subsequent quarterly and current reports filed by us with the SEC pursuant to the Exchange Act, which are incorporated by reference in this prospectus. As described in these reports, the recently enacted Dodd-Frank Act will result in certain changes to the regulation of savings and loan holding companies and their subsidiaries. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds rather than for the protection of security holders.

Changes to the laws and regulations applicable to us or our subsidiaries can affect the operating environment of savings and loan holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•

whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•

whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities.  Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities.  Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior indebtedness, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior indebtedness.

Holding Company Structure.  The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiary, Pacific Trust Bank. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for Pacific Trust Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Pacific Trust Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of Pacific Trust Bank and any other subsidiary. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment on the debt securities when due;

•

default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy or insolvency of First PacTrust Bancorp; and

•	any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•

the indenture trustee has not received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, First PacTrust Bancorp and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•

reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•

reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to First PacTrust Bancorp;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•

to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities;

•

to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent,

waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than First PacTrust Bancorp, is a corporation organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and assumes all of our obligations to:

(1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3) we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1)        depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•

in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)        delivering:

•	an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3)        paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to First PacTrust Bancorp whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of First PacTrust Bancorp for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i)	any debt (a) for money borrowed by First PacTrust Bancorp, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of First PacTrust Bancorp, or to secure the payment of revenue bonds issued for the benefit of First PacTrust Bancorp whether contingent or otherwise;

(ii)	any debt of others described in the preceding clause (i) which First PacTrust Bancorp has guaranteed or for which it is otherwise liable;

(iii)	the obligation of First PacTrust Bancorp as lessee under any lease of property which is reflected on First PacTrust Bancorp’s balance sheet as a capitalized lease; and

(iv)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of First PacTrust Bancorp to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of First PacTrust Bancorp and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of:

•	20,000,000 shares of common stock, par value $.01 per share; and

•	5,000,000 shares of preferred stock, par value $.01 per share.

Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. Our charter provides by its terms that it may be amended by action of our board of directors without a stockholder vote to change the number of shares of authorized capital stock. As of November 12, 2010, there were 9,698,430 shares of common stock issued and outstanding, 8,662,274 of which were shares of common stock with full voting rights (the “Voting Common Stock”) and 1,036,156 of which were shares of Class B Non-Voting Common Stock, which have no voting rights except as required by law (the “Non-Voting Common Stock,” and together with the Voting Common Stock, the “common stock”). As of that date there were 19,300 shares of preferred stock issued and outstanding, all of which consisted of our Series A Preferred Stock.

In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter and bylaws and to applicable Maryland law.

Common Stock

We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

General. Except as described below under “—Anti-takeover Effects –Voting Limitation,” each holder of Voting Common Stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Holders of Non-Voting Common Stock are not entitled to vote except as required by law. The terms of the Non-Voting Common Stock are otherwise identical to the terms of the Voting Common Stock. Of the 20,000,000 shares of common stock currently authorized under our charter, our board of directors has classified 2,836,156 as Non-Voting Common Stock.

Subject to preferences to which holders of the Series A Preferred Stock and any shares of preferred stock then outstanding may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock and any other series of our preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights under our charter or Maryland law except as we may agree to provide to them. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred Stock and the shares of any series of preferred stock that we may designate in the future.

Restrictions on Dividends and Repurchases Under Agreement with U.S. Treasury. The securities purchase agreement we entered into with the U.S. Treasury in connection with our issuance of the Series A Preferred Stock provides that prior to the earlier of (i) November 21, 2011 and (ii) the date on which all of the shares of the Series A Preferred Stock have been redeemed by us or transferred by Treasury to third parties, we may not, without the consent of the U.S. Treasury, (a) increase the cash dividend on our common stock above $.185 or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock other than the Series A Preferred Stock. We plan to repurchase all of the Series A Preferred Stock in the fourth quarter of 2010, subject to approval by the U.S. Treasury and the OTS.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General.  Our charter permits our board of directors to authorize the issuance of up to 5,000,000 shares of preferred stock in one or more series, without stockholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without approval of the holders of our common stock or the Series A Preferred Stock (except as may be required under the terms of the Series A Preferred Stock (see “—Series A Preferred Stock-Voting Rights”) or as may be required by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors may authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See “—Anti-Takeover Effects – Authorized Shares.”

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the Series

A Preferred Stock, as described under “—Series A Preferred Stock.” You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation of the series of preferred stock and the number of shares offered;

•	the amount of liquidation preference per share, if any;

•	the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	any listing of the preferred stock being offered on any securities exchange or other securities market;

•	any voting rights;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether interests in the preferred stock being offered will be represented by depositary shares; and

•	any other specific terms of the preferred stock being offered.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank.  Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

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senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (referred to as the “junior securities”);

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equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (referred to as the “parity securities”); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

The terms of the Series A Preferred Stock provide that we must obtain the approval of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock in order to amend our charter or the articles supplementary to our charter for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or payments upon our liquidation, dissolution or winding up. Dividends are payable quarterly on the Series A Preferred Stock at a rate of 5% per annum from the date of issuance through but excluding February 15, 2014 and at a rate of 9% per annum on and after February 15, 2014. The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus any accrued but unpaid dividends on the Series A Preferred Stock. See “—Series A Preferred Stock.”

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation. If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights.  Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our charter.

Under regulations adopted by the OTS, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 10% or more of such series that is a company may then be subject to regulation as a savings and loan holding company. In addition, at such time as such series is deemed a class of voting securities, (a) any holder that is a bank holding company or savings and loan holding company may be required to file a notice with or obtain the approval of the Federal Reserve Board or the OTS to acquire or retain 5% or more of that series and (b) any person may be required to obtain the approval of the OTS to acquire or retain 10% or more of that series

Exchangeability.  We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Series A Preferred Stock

The description of the Series A Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock, as are stated in the articles supplementary to our charter for the Series A Preferred Stock, a copy of which is included in Exhibit 3.2 to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General. The Series A Preferred Stock constitutes a single series of our preferred stock, consisting of 19,300 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share. The Series A Preferred Stock has no maturity date. We issued the shares of Series A Preferred Stock to the U.S. Treasury on November 21, 2008 in connection with the TARP Capital Purchase Program for a purchase price of $19.3 million.

Dividend Rate. Dividends on the Series A Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 5% per annum from November 21, 2008 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2009.

Dividends on the Series A Preferred Stock will be cumulative. If for any reason our board of directors does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above. There is no sinking fund with respect to dividends on the Series A Preferred Stock.

Priority of Dividends. So long as the Series A Preferred Stock remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series A Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of First PacTrust Bancorp. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Series A Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of First PacTrust Bancorp, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of First PacTrust Bancorp, holders of the Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of First PacTrust Bancorp or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock, the holders of the Series A Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series A Preferred Stock, neither a merger or consolidation of First PacTrust Bancorp with another entity nor a sale, lease or exchange of all or substantially all of First PacTrust Bancorp’s assets will constitute a liquidation, dissolution or winding up of the affairs of First PacTrust Bancorp.

Redemption and Repurchases. Subject to the prior approval of the OTS, the Series A Preferred Stock is redeemable at our option in whole or in part at a redemption price equal to 100% of the liquidation preference amount of $1,000 per share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date, and provided further that the Series A Preferred Stock may be redeemed prior to the first dividend payment date falling after the third anniversary of the original issuance date (i.e., prior to February 15, 2012) only if (i) we have, or our successor following a business combination with another entity which also participated in the TARP Capital Purchase Program has, raised aggregate gross proceeds in one or more Qualified Equity Offerings of at least the Minimum Amount and (ii) the aggregate redemption price of the Series A Preferred Stock does not exceed the aggregate net proceeds from such Qualified Equity Offerings by us and any successor. The “Minimum Amount” means $4,825,000 plus, in the event we are succeeded in a business combination by another entity which also participated in the TARP Capital Purchase Program, 25% of the aggregate liquidation preference amount of the preferred stock issued by that entity to the U.S. Treasury. A “Qualified Equity Offering” is defined as the sale for cash by First PacTrust Bancorp. (or its successor) of preferred stock or common stock that qualifies as Tier 1 capital under applicable regulatory capital guidelines.

Subsequent to our issuance of the Series A Preferred Stock, on February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “ARRA”) was enacted into law. Among other things, the ARRA provides that subject to consulting with the appropriate federal banking agency (the OTS in our case), the U.S. Treasury must permit repayment of funds provided under the TARP Capital Purchase Program without regard to whether the institution which received the funds has replaced the funds from any other source

Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A Preferred Stock. We plan to repurchase all of the shares of the Series A Preferred Stock in the fourth quarter of 2010, subject to the approvals of the U.S. Treasury and the OTS.

No Conversion Rights. Holders of the Series A Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights. The holders of the Series A Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by Maryland law.

Whenever dividends have not been paid on the Series A Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of First PacTrust Bancorp will automatically increase by two and the holders of the Series A Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Preferred Stock have been paid in full at which time this right will terminate with respect to the Series A Preferred Stock, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series A Preferred Stock.

Upon any termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series A Preferred Stock and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding shares of Series A Preferred Stock voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Series A Preferred Stock are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends”) upon which voting rights similar to those of the Series A Preferred Stock have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

In addition to any other vote or consent required by Maryland law or by our charter, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required in order to do the following:

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amend our charter or the articles supplementary for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of First PacTrust Bancorp; or

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amend our charter or the articles supplementary for the Series A Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

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consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of First PacTrust Bancorp with another entity, unless (i) the shares of Series A Preferred Stock remain outstanding or, in the case of a merger or consolidation in which First PacTrust Bancorp is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series A Preferred Stock prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred

Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock.

To the extent holders of the Series A Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock will be entitled to one vote for each share then held.

Anti-takeover Effects

The provisions of our charter and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares. Our charter currently authorizes the issuance of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. We are authorized under our charter to issue additional shares of capital stock, up to the amount authorized, generally without stockholder approval. In addition, our charter provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized. The unissued shares of stock the board is authorized to issue, and the power of the board to increase the number of authorized shares without a stockholder vote, provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions and other transactions. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duties, to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred or other stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to the incumbent management and directors in order to attempt to block a tender offer, merger or other unsolicited transaction by which a third party seeks control of us.

Voting Limitation. Our charter generally prohibits any stockholder that beneficially owns more than 10% of the outstanding shares of our common stock from voting shares in excess of this limit. This provision would limit the voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.

The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which we have done pursuant to our charter. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock. Though not anticipated, we could seek stockholder approval of an amendment to our charter to eliminate the opt-out provision; such an amendment would require a supermajority vote. See “—Amendment of Charter and Bylaws.”

Board of Directors. Except with respect to any directors who may be elected by any class or series of preferred stock, our board of directors is divided into three classes, each of which contains one-third of the members of the board. The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. The classification of directors, together with the provisions in our charter described below that limit the ability of stockholders to remove directors and that permit only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for stockholders to change the composition of the board of directors. As a result, at least two annual meetings of stockholders will be required for the stockholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of stockholders believe that such a change would be desirable. Our charter provides that stockholders may not cumulate their votes in the election of directors.

Pursuant to our bylaws, the number of our directors is currently seven. Our charter and bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding, vacancies in the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Our charter further provides that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

The foregoing description of our board of directors does not apply with respect to directors that may be elected by the holders of the Series A Preferred Stock in the event we do not pay dividends on the Series A Preferred Stock for six or more dividend periods. See “—Series A Preferred Stock-Voting Rights.”

Special Meetings of Stockholders. Our bylaws provide that subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders may be called by our President or by our board of directors by vote of a majority of the whole board (meaning the total number of directors we would have if there were no vacancies). Our bylaws also provide that a special meeting of stockholders shall be called on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Action by Stockholders Without A Meeting. Our bylaws provide that no action may be taken by stockholders without a meeting without the written consent of every stockholder entitled to vote on the matter.

Business Combinations With Certain Persons. Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested stockholders” of First PacTrust Bancorp require, in addition to any vote required by law, the approval of the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An “interested stockholder” generally means a person who is a greater than 10% stockholder of First PacTrust Bancorp or who is an affiliate of First PacTrust Bancorp and at any time within the past two years was a greater than 10% stockholder of First PacTrust Bancorp.

The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a charter provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We have opted-out of the Maryland business combination statute through a provision in our charter.

Amendment of Charter and Bylaws. Our charter generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of our Voting Common Stock. The amendment of certain provisions of our charter, however, requires the vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These include provisions relating to: voting limitations on greater than 10% stockholders; the opt-out of the Maryland control share acquisition statute (see “—Voting Limitation” above); the number, classification, election and removal of directors; certain business combinations with greater than 10% stockholders; indemnification of directors and officers; and amendments to the charter and bylaws.

Our bylaws may be amended either by the board of directors, by a vote of a majority of the whole board, or by our stockholders, by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions. Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 90 days or more than 120 days before the anniversary of the preceding year’s annual meeting. If, however, the date of the current year annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice of the proposal or nomination must be received by us no earlier than the 120th day prior to the annual meeting or later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the meeting is mailed or public announcement of the meeting date is first made

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company we select and that has its principal office in the United States and a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor preferred stock depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing;

•	currencies; or

•	commodities.

The price of our debt securities, the price per share of our common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, or other securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between First PacTrust Bancorp and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of First PacTrust Bancorp in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines the some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•

the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by First PacTrust Bancorp, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of First PacTrust Bancorp as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the exercise price of the rights;

•	the steps required to exercise the rights;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. Federal income tax consequences.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of First PacTrust Bancorp, the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Certain legal matters will be passed upon for us by Silver, Freedman & Taff, L.L.P., Washington, D.C.

EXPERTS

The consolidated financial statements of First PacTrust Bancorp, Inc. as of December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009 have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$33,000,000

7.50% Senior Notes Due April 15, 2020

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

D.A. Davidson & Co.	Sterne Agee	Wunderlich Securities

Co-Lead Managers

FIG Partners, LLC

Co-Manager